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         REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN










                                    Amended and Restated

                                    Effective as of January 1,  1997

July 1997 Edition

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TABLE OF CONTENTS                                                PAGE

ARTICLE 1   Definitions                                            1
ARTICLE 2   Participation                                         15
ARTICLE 3   Basic and Matching Contributions                      20
ARTICLE 4   Accounts and Designation of Investment Funds          25
ARTICLE 5   Vesting                                               35
ARTICLE 6   Normal Withdrawals During Employment                  38
ARTICLE 7   Withdrawals for Hardship                              41
ARTICLE 8   Distributions on Termination of Employment            44
ARTICLE 9   Payment of Benefits                                   46
ARTICLE 10  Beneficiary Designation                               52
ARTICLE 11  Administration                                        55
ARTICLE 12  Trust Agreement                                       62
ARTICLE 13  Amendment or Merger                                   63
ARTICLE 14  Termination of the Plan                               65
ARTICLE 15  Miscellaneous                                         67
ARTICLE 16  Leased Employees                                      73
ARTICLE 17  Limitation on Maximum Benefits                        75
              and Contributions  Under All Plans
ARTICLE 18  "Top Heavy" Provisions, Etc.                          77
ARTICLE 19  Termination, etc. Prior to Amendment                  84
ARTICLE 20  401(k) Deferral and 401(m) Contributions Tests        85
ARTICLE 21  Rollover Contributions                                90
ARTICLE 22  Direct Rollover                                       92
ARTICLE 23  Profit Sharing                                        94
SCHEDULE A  Schedule of Employees                                 99
SCHEDULE B  Profit Sharing Employers                             100
Participant Loan Program                                         101

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         REVLON EMPLOYEES' SAVINGS. INVESTMENT AND PROFIT SHARING PLAN
                                    PREAMBLE

            Effective February 1, 1969, a predecessor of Revlon, Inc., a Delaware corporation, adopted the Revlon, Inc. Employees' Stock Purchase Plan. Such Plan was subsequently amended from time to time.

            Since 1983, Revlon, Inc. and its predecessor maintained the Revlon PAYSOP (the "PAYSOP"), a tax credit employee stock ownership plan of benefits administered in connection with the Plan, for the benefit of certain of its employees and those of its adopting affiliates. The Tax Reform Act of 1986 eliminated the payroll based tax credit for contributions to tax credit employee stock ownership plans, and, effective July 6, 1987: (i) the PAYSOP provisions of the Plan were consolidated into a separate stock bonus plan of benefits, and the PAYSOP plan was terminated as of that date; and (ii) each affected participant's PAYSOP Account balance was either distributed to him or transferred in cash to the Plan.

            An amendment effective December 31, 1983 changed the name of the Plan to the "Revlon Employees' Savings and Investment Plan" and the Plan sponsor was subsequently changed, effective July 1, 1992, to Revlon Consumer Products Corporation (the "Company").

            The Plan is a profit-sharing plan which contains a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended.

            The Plan was amended and restated, generally effective January 1, 1989.

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            Generally effective January 1, 1996 the Plan was further amended and restated, generally for the purposes of:

            (i) providing that future employer matching contributions shall be invested (and may be made) in shares of the common stock of Revlon, Inc. (a Delaware corporation and the Company's parent), effective upon the completion of an initial public offering by Revlon, Inc. in 1996;

            (ii) changing the minimum service required for plan participation, generally effective January 1, 1996; and

            (iii) updating the list of participating employers effective January 1, 1996.

            Effective January 1, 1997, the Plan is renamed the Revlon Employees' Savings, Investment and Profit Sharing Plan and hereby further amended and restated, generally for the purposes of:

            (i) effective January 1, 1997, providing for profit sharing contributions by the employer to be invested in shares of the common stock of Revlon, Inc. (a Delaware corporation and the Company's parent) to a select group of employees who are not otherwise eligible to participate in any sales or management incentive compensation plan of a Profit Sharing Employer; and

(ii) effective January 1, 1998, eliminating the requirement that employees attaining age 70 1/2 must commence receipt of required minimum distributions while actively employed.

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ARTICLE 1
Definitions

            When used in the Plan, the following terms shall have the designated meanings, unless a different meaning is clearly required by the context:

            1.1 Accounts. A Participant's Basic Account, Pre-IPO Matching Contributions Account, Post-IPO Matching Contributions Account, Segregated Account or Profit Sharing Contributions Account or the aggregate thereof as the context may indicate.

            1.2 Affiliate. Any business entity, other than an Employer, whether or not incorporated, which at the time of reference controls, is controlled by or is under common control with an Employer (within the meaning of section 414(b) or 414(c) of the Code or, effective January 1, 1980, section 414(m)(2) of the Code, or as effective December 31, 1983, section 414(m)(5) of the Code, or as effective July 18, 1984, section 414(o) of the Code, and, for purposes of applying Article 17 of the Plan, section 415(h) of the Code). In accordance with rules which the Administrative Committee may adopt from time to time, the term "Affiliate" may also include any joint venture or other business organization with which the Company is affiliated, or in which it has an interest or with which it has business dealings, either for all purposes of the Plan or for such limited purposes as the Administrative Committee may specify in such rules, and subject to such conditions and limitations (if any) as the Committee may specify in such rules.

            1.3 Appropriate Form. A form prescribed by the Committee for a particular purpose specified in the Plan.

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            1.4 Basic Account. The aggregate of a Participant's Pre-Tax
Contributions Account, his Post-Tax Contributions Account and any amounts attributable to prior participation in the tax credit employee stock ownership plan maintained within the same Plan document until its termination on July 6, 1987.

            1.5 Basic Contributions. Contributions made by an Employer or Participant in accordance with the provisions of Section 3.1 and/or 3.2, respectively.

            1.6 Beneficiary. The person or persons entitled to benefits under the Plan following a Participant's death, pursuant to Article 10.

            1.7 Break in Service. A Severance Period of not less than twelve
(12) consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons (whether or not the employment relationship has terminated) (or for any other reason which entitles such individual to a FMLA leave (as described below)), the first twelve (12) consecutive months of such absence (or such lesser period of the FMLA leave) shall not be included in a Break in Service, but only to the extent required by applicable law. For purposes of this Section 1.7, an absence from work for maternity or paternity reasons means a cessation of active employment after 1984 which commences and continues (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

            For purposes of this Section 1.7, an absence from work for a FMLA leave means a cessation of active employment (and continuous absence from such employment) commencing on or after August 5, 1993, for a leave of absence for one or more of the

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following reasons: (a) because of the birth of a son or daughter of the individual and in order to care for such son or daughter; (b) because of the placement of a son or daughter with the individual for adoption or foster care;
(c) in order to care for the spouse, or a son, daughter, or parent of the individual, if such spouse, son, daughter, or parent has a serious health condition, or (d) because of a serious health condition that makes the individual unable to perform the functions of the position of such individual, in each case (a) through (d) which entitles the individual to be granted a leave of absence under the provisions of the Family and Medical Leave Act of 1993, as it may be amended from time to time, and the regulations promulgated thereunder.

            Nothing in this Section 1.7 shall be construed to grant an employee any right to a leave of absence for any reason.

            1.8 Board of Directors. The Board of Directors of the Company, or any duly authorized committee thereof.

            1.9 Committee. The Administrative Committee or the Investment Committee, as the context may indicate, provided for in Article 11.

            1.10 Company Stock. The Class A common stock of Revlon, Inc., par value $.01 per share.
            1.11  Compensation.  As used herein,  the term Compensation  shall mean;

                  1.11.1 The amount paid by an Employer as straight time salary or other regular straight time remuneration, for services performed as an Eligible Employee, determined before giving effect to (a) any Participation Agreement under this Plan or (b) any similar agreement under any plan described in section 125 of the Code, but not including:
      (i) deferred compensation, bonuses, overtime

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      pay, contributions under the Plan or any other program of fringe benefits, or other additional remuneration; (ii) any remuneration for services performed while an Employee who is employed primarily to render services within the jurisdiction of a union and with respect to which compensation, hours of work or conditions of employment are determined by collective bargaining with such union; provided, however, that any such remuneration not otherwise excluded from Compensation by the provisions of this Section 1.11 shall be treated as Compensation if, and to the extent, that the applicable collective bargaining agreement expressly so provides.

                        1.11.2 For purposes of Section 20.4, Compensation shall include Pre-Tax Contributions.

                        1.11.3 In no event shall the Plan take into account Compensation in excess of $200,000 for Plan Years beginning after 1988, or in excess of $150,000 for Plan Years beginning after 1993, each as adjusted under sections 401(a)(17) and 415(d) of the Code, for any Employee in any Plan Year. For purposes of applying the $200,000 and $150,000 limitations, the Compensation of certain Employees shall include the Compensation of any family member, as prescribed by section 414(q)(6), except that in applying such rules, the term "family" shall include only the Spouse and any lineal descendants of an Employee who have not attained age 19 before the close of the Plan Year.

            1.12 Disability. Total inability of a Participant to perform the customary duties of his employment, which is expected to be permanent or of long-continued

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duration, as determined by the Administrative Committee on the basis of medical evidence satisfactory to it.

            1.13 Eligible Employee. Except as may otherwise be provided in
Article 23, any Employee of an Employer who meets all of the following requirements:

                  1.13.1 He is at least twenty-one (21) years of age;

                  1.13.2 He is employed in a division, subdivision, plant, location or other identifiable group of Employees to which his Employer has extended the Plan; provided, however, that in determining the divisions, subdivisions, plants, locations or groups of Employees to which the Plan shall be extended, the Employer shall not discriminate in favor of Highly Compensated Employees so as to prevent the Plan from qualifying under section 401(a) of the Code.

                  1.13.3 If: (i) he is employed primarily to render services within the jurisdiction of a union, (ii) his compensation, hours of work or conditions of employment are determined by collective bargaining with such union, and (iii) an applicable collective bargaining agreement expressly provides that he shall be eligible to participate in the Plan, then he shall be entitled to participate in the Plan only to the extent and on the terms and conditions specified in such collective bargaining agreement; and

                  1.13.4 He is not a nonresident alien.

                  1.13.5 He is not an employee with the job title (i) "direct pay beauty advisor," or (ii) "field merchandiser" (unless he was otherwise a Participant in the Plan as of January 1, 1994).

            1.14 Employee. An employee of an Employer or Affiliate.

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            1.15  Employer.  The Company and its  subsidiaries  and affiliates listed on Schedule A attached hereto and any other corporation, partnership or other entity which has adopted the Plan with the approval of the Board of Directors.

            1.16 Employer Contributions. Pre-Tax Contributions and Matching Contributions.

            1.17 Employment Date. The first day on which an Employee is credited with an Hour of Service with an Employer or an Affiliate.

            1.18 Entry Date. Each January 1, April 1, July 1, and October 1; and any other date established as an "Entry Date" by the Administrative Committee with respect to Eligible Employees generally, or such specified group of Eligible Employees as the Administrative Committee may prescribe in its discretion.

            1.19 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

            1.20 Highly Compensated Employee. A "highly compensated employee" as the term is defined in section 414(q) of the Code and the Treasury Regulations thereunder.

            1.21 Hour of Service. Subject to the equivalency rules of Section 2.1.4, an Employee is credited with an Hour of Service pursuant to the following rules, determined without duplication:

            (i) Each hour for which an Employee is paid, or entitled to payment, by an Employer, for the performance of duties for the Employer;

            (ii) Each hour for which an Employee is paid, or entitled to payment [IF APPROVED LEAVE OF ABSENCE WE DON'T CARE IF THEY GET PAID], by an Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness,

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incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

            (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. These hours will be credited to the Employee for the Year of Service or Plan Years to which the award or agreement pertains rather than the Year of Service or Plan Year in which the award, agreement or payment is made;

            (iv) In addition to service with an Affiliate, Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under section 414(n) of the Code;

            1.22 Investment Fund. A portion of the Trust Fund which is separately invested, as provided in Section 4.4.

            1.23 Matched Contributions. (a) For periods prior to January 1, 1984, "Employee Contributions" (as that term was defined in the Plan immediately prior to January 1, 1984) and (b) for periods on or after January 1, 1984, the aggregate Pre-Tax Contributions and Post-Tax Contributions to a Participant's Basic Account for any month not in excess of six percent (6%) of the Participant's Compensation for that month.

            1.24 Matching Contributions. (a) "Employer Contributions" (as that term was defined in the Plan immediately prior to January 1, 1984) made under the Plan for periods prior to January 1, 1984 and (b) contributions made by an Employer under Section

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3.6 of this Plan for months ending after December 31, 1983, based on the amount of Matched Contributions made for or by the Participant for any such month.

            1.25 Matching Contributions Account. A separate account maintained for each Participant which reflects his share of the Trust Fund attributable to Matching Contributions. The Matching Contributions Account shall consist of two sub-accounts: the Pre-IPO Matching Contributions Account and the Post-IPO Matching Contributions Account.

            1.26 `96 IPO. The date of the 1996 initial public offering of the Class A common stock of Revlon, Inc., which for purposes of this Plan shall be deemed to be March 1, 1996.

            1.27 Normal Retirement Age. A Participant's sixty-fifth (65th) birthday.

            1.28 Participant. Any present Eligible Employee who has become a Participant in this Plan in accordance with Article 2 or Article 23, and any former Eligible Employee who (or whose Beneficiary) has an undistributed Account under the Plan.

            1.29 Participation Agreement. An agreement by an Eligible Employee in an Appropriate Form (a) to reduce his cash base pay in order to share in Pre-Tax Contributions under the Plan, as provided in Section 3.1, and/or (b) to make Post-Tax Contributions to the Plan, in accordance with the provisions of
Section 3.2.

            1.30 Plan. The Revlon Employees' Savings, Investment and Profit Sharing Plan.

            1.31 Plan Year. January 1 through December 31.

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            1.32 Post-IPO Matching Contributions. Matching Contributions which are attributable to payroll periods ending on or after the first day of the calendar month coincident with or next following the date of the `96 IPO.

            1.33 Post-IPO Matching Contributions Account. A separate sub-account maintained for each Participant which reflects his share of the Trust Fund attributable to Post-IPO Matching Contributions made on behalf of such Participant.

            1.34 Post-Tax Contributions. Basic Contributions made by a Participant in accordance with the provisions of Section 3.2.

            1.35 Post-Tax Contributions Account. A subaccount of a Participant's Basic Account which reflects his share of the Trust Fund attributable to his (a) Post-Tax Contributions and (b) Employee Contributions (as that term was defined in the Plan immediately prior to January l, 1984) for periods prior to 1984.

            1.36 Pre-IPO Matching Contributions. Matching Contributions which are attributable to payroll periods ending before the first day of the calendar month coincident with or next following the date of the `96 IPO.

            1.37 Pre-IPO Matching Contributions Account. A separate sub-account maintained for each Participant which reflects his share of the Trust Fund attributable to Pre-IPO Matching Contributions made on behalf of such Participant.

            1.38 Pre-Tax Contributions. Basic Contributions made by an Employer for the benefit of a Participant in accordance with the provisions of Section 3.1.

            1.39 Pre-Tax Contributions Account. A sub-account of a Participant's Basic Account which reflects his share of the Trust Fund attributable to his Pre-Tax Contributions.

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            1.40 Profit Sharing Contributions. For Plan Years beginning on and after January 1, 1997, contributions made by a Profit Sharing Employer under section 23.2 of this Plan.

            1.41 Profit Sharing Contributions Account. A separate account maintained for each Participant eligible under Article 23 of this Plan which reflects his share of the Trust Fund attributable to Profit Sharing Contributions.

            1.42 Profit Sharing Employers. The Company and its subsidiaries and affiliates listed on Schedule B of this Plan which indicates the group of Employers initially eligible to make Profit Sharing Contributions and any other corporation, partnership or other entity which has elected to become a Profit Sharing Employer with the approval of the Board of Directors..

            1.43 Reemployment Date. The date on which an employee first completes an Hour of Service after a Termination of Employment.

            1.44 Savings Fund. The Investment Fund described in Section 4.3.1.

            1.45 Segregated Account. A separate account maintained for a Participant which reflects his share of the Trust Fund attributable to his prior participation in another plan from which assets were transferred to this Plan.

            1.46 Service. Subject to Sections 2.2 and 5.3, the aggregate of the following:

                  1.46.1 Each period from an employee's Employment Date (or Reemployment Date) to his next Termination of Employment, and

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                  1.46.2 If any employee shall perform an Hour of Service
      within twelve (12) months of his Termination of Employment, the period from such Termination of Employment to such Hour of Service.

            Service shall be measured in whole years and fractions of a year in months. Any fraction of a month remaining shall be rounded up to the nearest whole month.

            1.47 Severance Period. Each period from an employee's Termination of Employment to his next Reemployment Date.

            1.48 Spouse. A Participant's legal spouse. A former spouse will be treated as the Participant's spouse to the extent provided in a qualified domestic relations order (as defined in section 414(p) of the Code).

            1.49 Spousal Consent. A written consent, on the Appropriate Form, by a Participant's Spouse to an election, Beneficiary designation or similar action by the Participant which meets the requirements of section 417(a)(2) of the Code. If the Committee is satisfied that such Spousal Consent cannot be obtained because the Spouse cannot be located, or because of other circumstances which may be permitted under applicable law, Spousal Consent shall be deemed to have been given. Any consent or deemed consent with respect to a Spouse shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits.

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            1.50 Supplemental Investment Fund. The Investment Fund or Funds
described in Section 4.4.2.

            1.51 Taxable Year. A taxable year of an Employer (or its predecessor) applicable for Federal income tax purposes.

            1.52 Termination of Employment. An Employee's ceasing to be employed by an Employer or Affiliate for any reason (including, without limitation, death, disability, quit, discharge, layoff, retirement, resignation or entrance into military service); provided, however, that:

                  1.52.1 If an Employee is transferred to employment with another Employer or Affiliate or a series of Employers or Affiliates, he shall not be deemed to have terminated employment for purposes of the Plan until such time as he is employed neither by any Employer nor by any Affiliate.
                  1.52.2 If an Employee leaves employment with an Employer or Affiliate to enter into military service with the Armed Forces of the United States, he shall not be deemed to have terminated employment if
      (a) the Employee has reemployment rights under applicable law throughout the entire period of such service, (b) upon discharge from such service he retains such reemployment rights (determined after taking into account the terms of such discharge), and (c) he returns to the employ of an Employer or Affiliate within ninety (90) days after the date of his completion of such service (or within such longer period during which his reemployment rights are protected by law). If the requirements of this
      Section 1.49 are not met he shall be deemed to have terminated employment as of his last day of employment prior to the date of entry into such service.

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            References in the Plan to an individual's Termination of
Employment, termination or being terminated shall have the meaning ascribed to Termination of Employment as provided in this Section 1.49. For purposes of applying the provisions of Section 9.2.4, a Participant shall not be deemed to have terminated employment unless he has incurred a "separation from service" within the meaning of section 401(k) of the Code.

            1.53 Trust Agreement. The trust agreement or agreements referred to in Article 12.

            1.54 Trust Fund. All of the assets at any time held under the Plan by the Trustee as provided for in Article 12.

            1.55 Trustee. The corporation or corporations, individual, individuals, or combination thereof which may at any time be acting as trustee or trustees under the Trust Agreement.

            1.56 Unmatched Contributions. With respect to any monthly Pre-Tax Contributions made by an Employer for the benefit of a Participant and/or Post-Tax Contributions made by a Participant, which when aggregated are in excess of six percent (6%) of the Participants' Compensation for such month.

            1.57 Valuation Date. The last day of a calendar month, or any other date or dates so designated by the Administrative Committee in a uniform and nondiscriminatory manner. Effective July 1, 1993, the plan administration was simplified and enhanced by allowing investment in Investment Funds comprised of publicly traded mutual funds that allow for daily valuations and withdrawals.

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

            1.58 Value. Except as otherwise expressly set forth in the Plan, as of any date, the value of a Participant's interest in any Investment Fund shall be determined on a reasonable and consistent basis by the Administrative Committee or its agent designated for the determination of the value of such interest.

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

ARTICLE 2
Participation

            2.1 Participation Rules Effective January 1. 1996.

                  2.1.1 Continuing Participation. An individual who was a Participant in the Plan on December 31, 1995 shall continue as a Participant in the Plan if he still has an undistributed Account as of such date.

                  2.1.2 Participation Based on Eligible Employment After 1995. An Employee who was not a Participant in the Plan on December 31, 1995 may elect to become a Participant on any Entry Date coincident with or next following the day on which he meets both of the following requirements: (i) he has completed at least one Year of Service, and (ii) he is an Eligible Employee. For these purposes, an Eligible Employee shall be deemed to have completed a Year of Service if he is credited with 1,000 Hours of Service during the twelve month period starting on his Employment Date or during any Plan Year which begins after his Employment Date.

                  Effective for Plan Years beginning on and after January 1, 1997 an Employee may also become a Participant if he meets the eligibility requirements of Article 23, but only for purposes of being eligible to receive Profit Sharing Contributions.

                  2.1.3 Special Transition Rule. If an Employee was actively employed on December 31, 1995 and would be prevented from becoming a Participant in 1996 because of the foregoing one Year of Service requirement, he or she may nevertheless elect to become a Participant on any Entry Date in 1996 if he or she has both completed at least five-hundred (500) Hours of Service within any six month consecutive period ending on such Entry Date and is employed as an Eligible Employee on such Entry Date. Effective January 1, 1997, the service requirement set forth in Section 2.1.2 shall apply to each Employee unless the individual had theretofore satisfied the requirements for participation under this Section 2.1.3.

                  2.1.4 Determination of Hours of Service. Hours of Service shall be determined in accordance with Section 1.21; provided, however, that in determining the Hours of Service to be credited to an Employee an Employer may either actually count the Hours of Service to be credited to each of its Employees or such Employer may apply the following equivalency method:

                  2.1.4.1 Salaried Employees. Any salaried Employee who would be required to be credited with at least one Hour of Service in any month shall be credited with one-hundred ninety (190) hours for such month.

                  2.1.4.2 Hourly Paid Employees. In the case of hourly paid Employees the Employer shall determine the number of Hours of Service by dividing the Employee's total earnings for the applicable 12-month computation period by his lowest hourly rate of pay during the relevant computation period, provided, however, that for any such Employee for whom the method specified in this subsection 2.1.4.2 is applied eight hundred seventy (870) Hours of Service shall be deemed to be the equivalent of one thousand (1,000) Hours of Service.

            2.2 Re-Employment. If a Participant or other Employee who has terminated employment shall be rehired as an Eligible Employee, he shall be eligible to

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commence or resume participation under the Plan on the later of (a) the date of rehire or (b) the first Entry Date on which he could have become a Participant if his prior employment by the Employer or Affiliate had been in a position eligible for participation in the Plan.

            2.3 Transfer to Eligible Employment. If an Employee transfers to employment as an Eligible Employee from employment with an Affiliate or from employment with an Employer other than as an Eligible Employee, he shall become a Participant on the later of (a) the date of transfer or (b) the first Entry Date on which he could have become a Participant if his prior employment by the Employer or Affiliate had been in a position eligible for participation in the Plan.

            Notwithstanding the foregoing, an Employee who transfers to employment as an Eligible Employee from employment with an Affiliate shall become eligible to receive a Profit Sharing Contribution upon satisfying the eligibility requirements of Article 23 of this Plan.

            2.4 Completion of Participation Agreement. Except as otherwise provided herein, in order to receive the benefit of Pre-Tax Contributions or to make Post-Tax Contributions a Participant must complete and return the Participation Agreement to the Administrative Committee not later than the fifteenth (15th) day of the month prior to such date (or within such other period as the Administrative Committee may prescribe). If a rehired Eligible Employee, or an Eligible Employee transferred from ineligible employment, commences or resumes participation on his date of rehire (or date of transfer to employment as an Eligible Employee) pursuant to clause (a) of Section 2.2 (or of Section 2.3), he shall become eligible to share in or make contributions under Article 3

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effective as of the first day of the first month following his rehire or transfer, upon execution and filing of an appropriate Participation Agreement at least fifteen (15) days prior to such "first day" (or within such other period as the Administrative Committee may prescribe). If a Participant fails to complete and return a Participation Agreement within the required time set forth above, he may begin to share in or make contributions under Section 3.1 of Article 3 as of any subsequent Entry Date as of which he is an Eligible Employee, by completing and returning such a Participation Agreement to the Administrative Committee not later than the fifteenth (15th) day of the month prior to such Entry Date (or within such other period as the Administrative Committee may prescribe).

            2.5 Suspension on Transfer to Ineligible Employment. If a Participant ceases to be an Eligible Employee but continues in the employ of an Employer or Affiliate, his Participation Agreement shall be suspended. No Basic or Matching Contributions shall be made for a Participant with respect to the period of such suspension. If and when the suspended Participant again becomes an Eligible Employee, he may execute a new Participation Agreement, to be effective as provided in Section 2.4.

            2.6 Transfers Between Employers. If a Participant transfers from employment as an Eligible Employee with one Employer to employment as an Eligible Employee with another Employer, his Participation Agreement shall be deemed to apply to his second Employer in the same manner as it applied to the prior Employer.

            2.7 Right of Discharge Reserved. The establishment of the Plan shall not be construed to confer upon a Participant any legal right to be retained in the employ of any Employer or Affiliate, or to give any Employee, Spouse, Beneficiary or estate of any Employee, or any other person any right to any share of the Trust Fund or payment whatsoever, except to the extent of the benefits provided for hereunder. All Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted and may be treated without regard to the effect such treatment might have upon them under the Plan. Nothing in the Plan shall be deemed to be an agreement, consideration, inducement or condition of employment.

ARTICLE 3
Basic and Matching Contributions

            Basic Contributions and Matching Contributions shall be made in accordance with the following provisions of this Article 3:

            3.1 Pre-Tax Contributions. In order to share in contributions under this Section 3.1, a Participant must complete the Participation Agreement referred to in Section 1.27 and elect to reduce the cash Compensation otherwise payable to him in any month by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%,
12%, 13%, 14%, 15%, or 16%, whichever he shall specify in such Participation Agreement; provided, however, that for any Plan Year the Administrative Committee may, for any subsequent Plan Year, establish a maximum percentage of 16% or some lesser percentage, but not less than 6%; and provided, further, that the Administrative Committee may allow all Participants, or one or more selected groups of Participants, to elect to reduce the cash Compensation otherwise payable to each of them by a specified dollar amount rather than a specified percentage of Compensation. No Participant shall be permitted to make Pre-Tax contributions in any taxable year in excess of limitations provided under section 402(g) of the Code, as adjusted under section 415(d) of the Code. The Participant's Employer shall contribute to the Plan, during or as soon as reasonably practicable after the close of each month, an amount equal to the elected reduction in the Participant's cash Compensation for that month as Pre-Tax Contributions to the Pre-Tax Contribution Account of his Basic Account.

            3.2 Post-Tax Contributions. In lieu of or in addition to any reduction in cash Compensation agreed to in accordance with the provisions of
Section 3.1, a

Participant may elect in his Participation Agreement to contribute 1%, 2%, 3%, 4%, 5% or 6% of his Compensation for any month to the Plan; provided, however, for any Plan Year the Administrative Committee may establish a maximum percentage of up to 16% or some lesser percentage but not less than 6%; and provided, further, that the Administrative Committee may allow all Participants, or one or more selected groups of Participants, to elect to reduce the cash Compensation otherwise payable to each of them by a specified dollar amount rather than a specified percentage of Compensation.

            3.3 Limit on Aggregate Pre-Tax And Post-Tax Contributions. In no case shall the total amount of Pre-Tax Contributions made pursuant to Section
3.1 and Post-Tax Contributions made pursuant to Section 3.2 exceed an amount, to be determined by the Administrative Committee but not more than 16% of the Participant's Compensation for that month.

            3.4 Voluntary Suspension. A Participant may voluntarily suspend either his Pre-Tax Contributions, Post-Tax Contributions or both, effective as of the first day of the next scheduled payroll period for such Participant, by filing the Appropriate Form with the Administrative Committee at least fifteen
(15) days prior to the first day of that month (or within such other period as the Administrative Committee may prescribe). No Basic or Matching Contributions will be made for or by a Participant with respect to any period for which his Participation Agreement has been so suspended. An Eligible Employee may reinstate his Participation Agreement as of any Entry Date after the month in which his suspension of such agreement became effective, by filing the Appropriate Form with the Administrative Committee at least fifteen (15) days before such Entry Date (or within such other period as the Committee may prescribe).

            3.5 Change in Contribution Rate. A Participant who has a Participation Agreement in effect may increase or decrease the amount of his Pre-Tax and/or Post-Tax Contributions within the limits specified in Sections 3.1, 3.2 and 3.3, effective as of any Entry Date by filing the Appropriate Form with the Administrative Committee not later than the fifteenth (15th) day of the month prior to such Entry Date (or within such other period as the Administrative Committee may prescribe).

            3.6 Matching Contributions--Amount. Each Participant's Employer shall make a contribution to the Plan for each calendar month, on behalf of each Participant who has a Participation Agreement in effect for such month, in cash if the contribution is a Pre-IPO Matching Contribution or in cash or Company Stock if the contribution is a Post-IPO Matching Contribution. The amount shall be, or in the case of shares shall have a fair market value (determined as of the last day of such month) equal to, one-half (1/2) of the Matched Contributions made by or for the benefit of such Participant for such month, less an allocable portion of any amount forfeited pursuant to Section
5.4 then to be applied to reduce the Employer's contributions. Shares of Company Stock contributed to the Plan may be treasury shares, authorized but unissued shares, or any combination of the foregoing. The Company is authorized to contribute shares of Company Stock to the Plan on behalf of any other Employer, and to the extent that the Company makes any such contribution, such Employer shall reimburse the Company for the value thereof.

            3.7 Matching Contributions--Payment. The contributions required for any month under Section 5.3 shall be paid to the Trustee after the first day of such month, but in no case later than as soon as reasonably practicable after the close of such month.

            3.8 Limit on Contributions. Notwithstanding any other provision in this Plan to the contrary, all contributions for any Plan Year on behalf of a Participant who is a Highly Compensated Employee shall be reduced if and to the extent necessary in order that the requirements of Article 17 and Sections 20.2 and 20.6 are met.

            3.9 Determination by Administrative Committee. If the Administrative Committee shall conclude that a reduction in the Pre-Tax Contributions made for any Participant is or may be necessary or advisable in order to comply with the limitations of Section 3.8 for any Plan Year, the maximum percentage allowable for Pre-Tax Contributions under Section 3.1 shall be reduced in accordance with the direction of the Administrative Committee, and the Committee may, in its sole discretion, take the following action:

                  3.9.1 The Committee may direct that the Participation Agreement of each Participant affected by such determination be modified accordingly, with respect to Pre-Tax Contributions not yet paid into the Plan, so as to (i) reduce the elected percentage (or dollar amount, if applicable) of payroll reduction and (ii) to recharacterize the Participant's election in accordance with Section 3.1.

                  3.9.2 The Committee shall notify each affected Participant and his Employer of any such reduction or recharacterization. Any such reduction or recharacterization may apply either to all Participants, to a relevant group of Participants or to individual Participants determined by the Committee, whichever the Administrative Committee shall determine in its sole discretion. If amounts are not paid into the Plan as Pre-Tax Contributions or Post-Tax Contributions in accordance with any determination pursuant to this Section 3.9, such amounts shall instead be distributed to the affected Participant in accordance with Article 20.

            3.10 Contributions May Not Exceed Amount Deductible. In no event shall Employer Contributions under this Article 3 or under Article 23 for any taxable year of an Employer exceed the maximum amount (including amounts carried forward) deductible for that taxable year under section 404(a)(3) of the Code. In the case of an Employer that is a joint venture between two or more corporations or other entities, the limitation under this Section 3.10 shall be determined by reference to the applicable deductible limit of each corporation or other entity which is entitled to deduct its distributable share of such contributions for Federal income tax purposes.

            3.11 Contributions Conditioned on Deductibility. Notwithstanding any other provision of the Plan, each contribution by an Employer under this
Article 3 and Article 23 is conditioned on the deductibility of such contribution under section 404 of the Code, and on the initial qualification of the Plan under section 401(a) of the Code.

            3.12 Adjustment of Contributions Based on Limit on Annual Additions. Notwithstanding any of the foregoing provisions to the contrary, a Participant may, at such time and in such manner as the Administrative Committee may prescribe, suspend or change the amount of reduction in his cash Compensation or the amount of his Post-Tax Contributions provided for under any applicable Participation Agreement in order to avoid an allocation of contributions to his Account which would violate the limitations of Article 17.

ARTICLE 4
Accounts and Designation of Investment Funds

            4.1 Basic Account. A Basic Account shall be maintained for each Participant in which shall be entered to separate subaccounts: (a) the amount of Pre-Tax Contributions made by his Employer as a result of his election to reduce his cash Compensation as described in Section 3.1 and (b) the amount of Post-Tax Contributions made by the Participant for periods after 1983 in accordance with the provisions of Section 3.2 and his Employee Contributions (as that term was defined in the Plan immediately prior to January 1, 1984) for periods prior to 1984.

            4.2 Pre-IPO Matching Contributions Account. A Pre-IPO Matching Contributions Account shall be maintained for each Participant in which shall be entered the amount of Pre-IPO Matching Contributions made for his benefit under Section 3.6.

            4.3 Post-IPO Matching Contributions Account. A Post-IPO Matching Contributions Account shall be maintained for each Participant in which shall be entered the amount of Post-IPO Matching Contributions made for his benefit under Section 3.6.

            4.4 Profit Sharing Contributions Account. A Profit Sharing Contributions Account shall be maintained for each Participant under Article 23 of this Plan in which shall be entered the amount of Profit Sharing Contributions made for his benefit pursuant to Article 23.

            4.5 Investment Funds. The Investment Committee shall direct that the Trust Fund be subdivided into three or more Investment Funds which shall be separately invested, which shall include but need not be limited to the following:

                  4.5.1 Savings Fund. A Savings Fund which shall be invested and reinvested in interest-bearing and/or similar securities, which may include bonds, short and medium term notes, or other obligations, certificates of deposit, commercial paper, or part interests therein, obligations issued or guaranteed as to interest and principal by the United States Government or any instrumentality or agency thereof, a guaranteed investment contract or contracts between the Trustee and an insurance company or companies containing such terms and conditions with respect to payment of principal and interest as shall be agreed upon by the parties to such contract or contracts, and/or any common, collective or commingled trust fund which is invested virtually exclusively in property of the kind specified in this Section 4.5.1. In the discretion of the Investment Committee, the Savings Fund shall be subdivided into such two or more sub-funds as the Investment Committee shall specify, each to be separately invested in property of the kind described in this
      Section 4.5.1 having such characteristics as the Investment Committee shall specify. Except as the Investment Committee shall otherwise direct each such sub-fund shall not constitute a separate Investment Fund for purposes of this Plan.

                  4.5.2 Supplemental Investment Fund. One or more Supplemental Investment Funds which shall be invested and reinvested principally in securities or other property, real or personal, directly or through the medium of any insurance company, separate account, any mutual fund or family of mutual funds, or any common, collective or commingled trust fund which is invested principally in property of any kind. In the discretion of the Investment Committee, any Supplemental Investment Fund shall be subdivided into such two or more subfunds as the Investment Committee shall specify, each to be separately invested as the Investment Committee shall specify. Except as the Investment Committee shall otherwise direct each such sub-fund shall constitute a separate Investment Fund for purposes of this Plan.

                  4.5.3 Company Stock Fund. Company Stock Fund invested solely in Company Stock as more fully described in the Trust Agreement, except that pending investment or to the extent necessary to effect distributions (or to meet other administrative requirements of the Plan), amounts held in the Company Stock Fund may be held in cash or such other short term investments as the Investment Committee deems suitable. Notwithstanding any other provision of the Plan, the Post-IPO Matching Contribution Account and the Profit Sharing Contributions Accounts are the only Plan Accounts that may be invested in the Company Stock Fund.

            4.6 Direction as to Basic Contributions. A Participant may, by giving notice on the Appropriate Form or as the Administrative Committee may otherwise prescribe and within such time as the Administrative Committee may prescribe, designate the proportion of the future Basic Contributions made for his behalf for periods from and after January 1, 1984, which shall be allocated to and invested in any Investment Fund (other than the Company Stock Fund), provided, however, that the percentage of such contributions to be invested in any such Fund shall be either 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or
100% thereof; provided, further, however, that from and after July 1, 1993, such percentage shall be any whole percentage as approved by the Administrative Committee and designated by the Participant. Such designation shall apply equally to his Matched Contributions and Unmatched Contributions, if any. Any election under this Section 4.5 shall continue in effect until changed by a new designation. A Participant may change his election as of any Entry Date, by filing a new designation on the Appropriate Form with the Administrative Committee or as the Administrative Committee may otherwise prescribe not later than the fifteenth (15th) day of the month prior to such date or within such other period as the Administrative Committee may prescribe. The Administrative Committee may refuse to accept any Participation Agreement that is deficient in respect of any election as to the designation of the investment of Basic Contributions; or, the Administrative Committee may accept such deficient form provided, however, that in such case all of the Participant's Basic Contributions shall be deemed to have been designated by the Participant for investment in the Savings Fund.

            4.7 Matching Contributions.

                  4.7.1 General Rule. All Pre-IPO Matching Contributions shall be invested in the same Investment Funds (and in the same proportions) which the Participant has designated under Section 4.6 with respect to his Basic Contributions, together with all dividends and other distributions resulting from such investments. All Post-IPO Matching Contributions shall be invested in the Company Stock Fund, without regard to the investment direction of the Participant, together with all dividends and other distributions resulting from such investments.

                  4.7.2 Special Rule for Post-IPO Matching Contributions and Profit Sharing Contributions. If the Investment Committee determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Plan's acquisition or sale of Company Stock from or to the public markets illegal, impracticable or inadvisable, the Investment Committee shall direct the Trustee to suspend all future acquisitions of Company Stock in the Company Stock Fund until further notice. Subsequent Matching and Profit Sharing Contributions shall be received in the Company Stock Fund nevertheless, and shall be invested in cash or such other short term investments as the Investment Committee deems appropriate, pending the determination contemplated in the next sentence. The Investment Committee shall promptly determine whether further investments in Company Stock can be safely resumed or if such further investments should be suspended indefinitely. If the Investment Committee directs indefinite suspension, all future Matching and Profit Sharing Contributions made on a Participant's behalf, and all prior contributions then held on the Participant's behalf in cash or short term investments pursuant to this subsection, together with all dividends and other distributions resulting from such investments, shall be allocated to and invested in the same Investment Funds (and in the same proportions) which the Participant has designated under Section 4.5 with respect to his Basic Contributions.

                  4.7.3 Redesignation of Amounts in Company Stock Fund. A Participant who has attained age 65 or has attained age 55 and has 10 years of Service, may, by giving notice on the Appropriate Form to the Administrative Committee, or as the Administrative Committee may otherwise prescribe, direct the Trustee to transfer all or a portion of his interest in the Company Stock Fund to any other Investment Fund and to have the amount transferred invested, in the future, only in Investment Funds other than the Company Stock Fund. A Participant shall be permitted to make only two elections under this Section 4.6.3, each of which shall be irrevocable.

            4.8 Reallocation Permitted. A Participant may elect to reallocate the investment of his Accounts (other than his Post-IPO Matching and Profit Sharing Contributions Accounts) among the Investment Funds (other than the Company Stock Fund); provided, however, that reallocation among the Investment Funds shall only be made in increments of 10% of the value of the Participant's aggregate Accounts, or any other increments that the Administrative Committee in its sole discretion shall prescribe. Each Participant may reallocate his Accounts as of the end of any month, or on a more frequent basis as the Administrative Committee shall prescribe, based on the balance of such Participant's Accounts as of the end of such month (or such other date), as determined after giving effect to all other adjustments made to such Account as of that date. Any such reallocation shall be effected in such manner permitted by the Administrative Committee not later than the fifteenth (15th) day of such month (or within such other period as the Administrative Committee shall prescribe). Each Participant shall be permitted to make such changes as frequently as the Administrative Committee in its sole discretion shall prescribe, and shall be permitted to make at least one such change in any three-month period.

            4.9 Account Adjustments.

                  4.9.1 Subject to the provisions of Section 4.9.2, as of each Valuation Date the Administrative Committee shall adjust appropriately each

      Participant's Accounts to reflect, with respect to each Investment Fund in which each such Account is invested, (i) his proportionate share (based on the prior value of his Account in the applicable Investment
      Fund) of income, expenses (if any) payable from the Trust Fund, and any increase or decrease in the fair market value of Trust Fund assets since the preceding Valuation Date, (ii) any contributions made on his behalf, including for this purpose contributions made after such Valuation Date but credited as of such Valuation Date, (iii) forfeiture allocations in lieu of Matching Contributions, (iv) withdrawals, (v) distributions and
      (vi) transfers between Investment Funds. For this purpose:

                  4.9.1.1 Allocation of Basic Contributions. Basic Contributions for the benefit of a Participant made during any month shall be credited to his Basic Account as of the day immediately following the date on which such contribution was made.

                  4.9.1.2 Allocation of Matching Contributions. Matching Contributions (and forfeitures in lieu thereof) made on behalf of a Participant made during any month shall be credited to his Pre-IPO Matching Contributions Account or Post-IPO Matching Contributions Account, pursuant to Sections 4.2 and 4.3 hereof, as of the day immediately following the date on which such contribution was made.

                  4.9.1.3 Adjustment for Withdrawals. Withdrawals from a Participant's Accounts shall be charged against his Basic, Matching and Profit Sharing Contributions and Segregated Accounts as of the date on which such withdrawal is effective pursuant to Article 7 or 8.

            4.9.2 Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Trust Fund will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Participant investment elections and changes made pursuant to the Plan shall be effective upon receipt by the Daily Pricing Media, and Basic Contributions and Matching Contributions (and forfeitures in lieu thereof) made on behalf of a Participant to the extent invested in Daily Pricing Media shall be credited to such Participant's Basic Contributions or Matching Contributions Account, as appropriate, on the business day such contributions are so invested. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this
Section 4.9.2 shall apply only to the extent, if any, that assets of the Trust Fund are not invested in Daily Pricing Media.

            4.10 Unit Accounting for the Company Stock Fund. The Committee may, for administrative purposes, establish unit values for the Company Stock Fund (or any portion thereof) and maintain the accounts setting forth each Participant's interest in the Company Stock Fund (or portion thereof), in terms of such units, all in accordance with such rules and procedures as such Committee shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for the Company Stock Fund (or portion thereof), the value of a Participant's interest in the Company Stock Fund (or portion thereof) at any time shall be an amount equal to the then value of a unit in such Company Stock Fund (or portion thereof) multiplied by the number of units then credited to the Participant.

            4.11 Correction of Error. The Administrative Committee may adjust the Accounts of any or all Participants and Beneficiaries in order to correct errors or rectify omissions, in such manner as such Committee believes will best result in the efficient administration of the Plan on an equitable and nondiscriminatory basis.

            4.12 Allocation Shall Not Vest Title. The fact that allocation is made and amounts are credited to an Account of a Participant shall not vest in such Participant any right, title or interest in or to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Trust Fund by reason thereof.

            4.13 Statement of Accounts. At least twice within each calendar year, the Administrative Committee shall distribute to each Participant a statement showing the balance in each of his Accounts. Such statement may be distributed, in the discretion of the Administrative Committee, in connection with or as a part of a general statement of employee benefits given to Employees on a regular or periodic basis.

            4.14 Special Rules for the Company Stock Fund. All cash contributions, cash dividends and other cash increments of any kind received by the Trustee in the Company Stock Fund from time to time shall be applied as soon as reasonably practicable to the purchase of shares of Company Stock. Pending any such investment in Company Stock, the Trustee may make temporary investments in short-term fixed income obligations. Any net income realized from such temporary investments shall be applied to the purchase of Company Stock to be allocated among Participant's Accounts in the same manner as the assets temporarily applied to such investments.

ARTICLE 5
Vesting

            5.1 Vesting.

                  5.1.1 Matching Contributions. A Participant's entire Matching Contributions Account shall be fully vested on the earliest of (a) Normal Retirement Age, (b) Termination of Employment on account of Disability, or (c) death. Prior to the occurrence of any of the foregoing events, a Participant shall be vested in his Matching Contribution Account as follows:

                  With respect to Matching Contributions made for any Plan Year commencing on or after January 1, 1976 (and dividends and other increments derived directly or indirectly therefrom), at the rate of one third for each January l following the close of such Plan Year and occurring on or before such Participant's Termination of Employment; provided, that effective January 1, 1989, all such Matching Contributions shall be vested one hundred (100) percent after the Participant completes five (5) years of Service.

                  In the case of a Participant who has five (5) or more consecutive 1year Breaks in Service all Service after such Breaks in Service will be disregarded for the purpose of vesting the Matching Contributions Account balance that accrued before such Breaks in Service. Such Participant's pre-Break Service will count in vesting his post-Break Matching Contributions Account balance only if either:

                   (i) such Participant has any nonforfeitable interest in such account balance at the time of Termination of Employment; or

                  (ii) upon returning to Service the number of consecutive 1-year Breaks in Service is less than the number of years of Service.

                  5.1.2 Basic Account and Segregated Account. A Participant's interest in his Basic Account and Segregated Account shall at all times be fully vested, and shall not be subject to forfeiture pursuant to any provision of this Plan.

            5.2 Forfeiture of Non-Vested Account Balances upon Termination of Employment. If, upon Termination of Employment, a Participant's vested Account balance is less than or equal to $3,500 (or such other amount prescribed by applicable law), the Participant shall receive a distribution of the vested portion of such Accounts as set forth in Article 9, and the non-vested portion will be treated as a forfeiture. If on Termination of Employment the balance of the Participant's vested Accounts is greater than $3,500 (or such other amount prescribed by applicable law), and the Participant elects to receive the balance of his vested Accounts, the non-vested portion will be treated as a forfeiture under Section 5.4. For purposes of this Section 5.2 if the value of a Participant's vested Account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance upon Termination of Employment.

            5.3 Reinstatement of Forfeited Balances. If subsequent to the Termination of Employment of a Participant such Participant is rehired by an Employer or any Affiliate prior to the end of the Plan Year in which his employment was terminated or prior to the time when such Participant has incurred 5 or more consecutive 1-year Breaks in Service pursuant to Sections
5.1 or 23.7, any non-vested balance in such Participant's Matching Contributions or Profit Sharing Contributions Account, as the case may be, shall be restored to him as follows:

                  5.3.1 If not previously forfeited, such non-vested balance shall not be forfeited, except as may be otherwise provided for in the event of his subsequent Termination of Employment or pursuant to Section
      9.3 hereof.

                  5.3.2 If previously forfeited, such balance shall be restored out of contributions for the month of rehire made by the Employer formerly employing such Participant, and such Employer shall make Matching and Profit Sharing Contributions for such month in amounts sufficient to effect such restoration.

            5.4 Application of Forfeitures. All forfeitures for a Plan Year shall be applied, first to reduce future Matching Contributions and then, if any forfeitures remain, allocated as if they were Profit Sharing Contributions made for such Plan Year.

ARTICLE 6
Normal Withdrawals During Employment

            6.1 Withdrawal Options. No more frequently than the Administrative Committee may allow, and subject to such procedures as the Administrative Committee may prescribe, a Participant who is an Employee may elect, with the approval of the Administrative Committee, by filing the appropriate form as directed by the Administrative Committee, to withdraw (a) all or any portion of his Post-Tax Contribution Account, (b) if the maximum withdrawal permitted under clause (a) has been made, all or any portion of his vested Pre-IPO Matching Contributions Account and (c) if the maximum withdrawal under clause
(b) has been made, all or any portion of his vested Post-IPO Matching Contributions Account which have been in the Plan for three (3) consecutive January 1sts, (d) if the maximum withdrawal under clause (c) has been made, all or any portion of his Segregated Account, and (e) if the maximum withdrawal under clause (d) has been made, all or any portion of his vested Profit Sharing Contributions Account which has been in the Plan for at least two (2) consecutive January 1sts.

            6.2 Values. The amount withdrawn pursuant to Section 6.1 shall be based on the Value of the Participant's Accounts as of the Valuation Date on which the Appropriate Form filed by the Participant was received by the Administrative Committee or its designee for a withdrawal effective prior to July 1, 1993, and shall be based on the Value of the Participant's Accounts as of the withdrawal date for a withdrawal effective on or after July 1, 1993.

            6.3 No Replacement of Withdrawn Amounts. A Participant may not replace any amounts withdrawn hereunder.

            6.4 Payment of Withdrawals. Any amounts withdrawn pursuant to this
Article 6 shall be paid or distributed as soon as administratively practicable after the Valuation Date as of which the withdrawal election is effective. Except as the Administrative Committee shall otherwise direct, all withdrawals shall be paid in cash.

            6.5 Accounts to Which Withdrawals to be Charged. Any withdrawals under this Article 6 shall be charged first to a Participant's Post-Tax Contributions Account and then, after such Account has been exhausted, to his Pre-IPO Matching Contributions Account, then, after such Account has been exhausted, to his Post-IPO Matching Contributions Account, then, after such Account has been exhausted, to his Segregated Account and finally, the vested portion of his Profit Sharing Contributions Account. No withdrawals may be made under this Article from a Participant's Pre-Tax Contributions Account.

            6.6 Values and Allocation Among Investment Funds. All withdrawals pursuant to this Article 6 shall be based upon the value of the relevant Account(s) on the Valuation Date as of which the withdrawal is effective. If the Participant's Basic Account and Pre-IPO Matching Contributions Account are invested in more than one Investment Fund, such withdrawal shall be allocated pro rata among such Funds unless the Administrative Committee shall otherwise direct. Any amounts withdrawn pursuant to this Article 6 shall be paid to a Participant in cash as soon as administratively practicable after the Valuation Date as of which such withdrawal is effective.

            6.7 Participant Loans. The Administrative Committee may instruct the Trustee to make one or more loans to a Participant from the Trust Fund, in accordance with the terms and conditions of a participant loan program established by such Committee for the Plan and as may be modified by such Committee from time to time.

ARTICLE 7
Withdrawals for Hardship

            7.1 Definition of Hardship. Upon the occurrence of hardship a Participant who is an Employee may withdraw, effective as of such Valuation Date as the Administrative Committee shall designate, amounts from his Post-Tax Contributions Account, the vested portion of his Pre-IPO Matching Contributions Account and Post-IPO Matching Contributions Account, his Segregated Account, his Pre-Tax Contributions Account and the vested portion of his Profit Sharing Contributions Account. For purposes of this Article 7, the term "hardship" shall mean immediate and substantial financial need arising out of any one or more of the following:

                  7.1.1 Expenses or debts incurred or assumed by a Participant, and not covered by insurance, arising out of an accident to or the death, illness, disability, or other medical or dental needs of a Participant, his dependent, or a member of his family,

                  7.1.2 Sudden and unexpected losses, not covered by insurance, through casualty, theft or a judgment against Participant or a dependent;

                  7.1.3 Expenses of education of a Participant, his dependent, or of a member of his family;

                  7.1.4 Severe curtailment of income of a Participant due to reasons beyond his control;

                  7.1.5 Substantial expenditures required in connection with a Participant's primary residence; or

                  7.1.6 Any other emergency condition in the financial affairs of a Participant.

            Distribution pursuant to this Section 7.1 shall be made from and charged to, first, his Post-Tax Contributions Account, second, his Segregated Account, third, his Pre-IPO Matching Contributions Account, fourth, his Post-IPO Matching Contributions Account, fifth, his Pre-Tax Contributions Account, and last, his Profit Sharing Contributions Account except as the Administrative Committee shall otherwise direct. The withdrawal request shall be made on the Appropriate Form within such time as the Administrative Committee may prescribe.

            7.2 Distribution Deemed Necessary to Satisfy Financial Need. A distribution pursuant to this Article 7 shall be deemed necessary to satisfy an immediate and heavy financial need of an Employee if both of the following requirements are satisfied:

                  7.2.1 The distribution is not in excess of the amount of the immediate and heavy financial need of the Employee (after taking into account the Employee's other reasonably available resources, based on such representations or other information as the Administrative Committee may, in its discretion, request); and

                  7.2.2 The Employee has obtained all distributions, and all nontaxable loans currently available under all employee benefit plans maintained by the Employer, including under this Plan in accordance with
      Section 6.7 and the participant loan program thereunder.

            7.3 Values and Allocation Among Investment Funds. All withdrawals pursuant to this Article 7 shall be based upon the value of the relevant Account(s) on the Valuation Date as of which the Administrative Committee directs the withdrawal to be effective. If the Participant's Basic Account is invested in more than one Investment Fund, such withdrawal shall be allocated pro rata among such Funds unless the Administrative Committee shall otherwise direct. Any amounts withdrawn pursuant to this Article 7 shall be paid to a Participant in cash (except as the Administrative Committee shall otherwise direct), as soon as administratively practicable after the Valuation Date as of which such withdrawal is effective.

            7.4 Post-1988 Earnings on Pre-Tax Contributions. Notwithstanding anything to the contrary in this Article 7, post-1988 earnings on Pre-Tax Contributions may not be withdrawn on account of financial hardship.

ARTICLE 8
Distributions on Termination of Employment

            8.1 Distribution on Termination of Employment. Upon a Participant's Termination of Employment, the entire balance of his vested Accounts shall be distributed to him or, if he dies prior to distribution, to his Beneficiary. Such distribution shall be made in accordance with the provisions of Article 9. Any portion of a Participant's Accounts in which he does not have a vested interest, in accordance with Section 5.1, at the time of Termination of Employment shall be forfeited as provided in Section 5.2 and shall be applied to reduce future Matching and Profit Sharing Contributions.

            Notwithstanding the foregoing, a Participant may elect to take periodic distributions. Such distributions shall be paid not more frequently than quarterly. The distribution period shall be limited by the requirements of Plan Section 9.2. Any installments remaining at the Participant's death shall be paid to the Participant's Beneficiary in accordance with the installment schedule.

            8.2 Valuation. The balance of a Participant's vested Accounts for purposes of Section 8.1 shall be determined as of the Valuation Date coincident with or next following the date of his Termination of Employment for a determination made prior to July 1, 1993, and shall be determined as of the date of sale of Company Stock, if in fact sold, for a determination made on or after July 1, 1993.

            8.3  Delay of Distributions or Withdrawals.

            (a) Notwithstanding any other provision of this Plan, the Administrative Committee may, in its discretion, defer the making of all or any part of a distribution or withdrawal to which any person may otherwise be entitled under this Plan until receipt of a favorable determination letter with respect to the qualification of the Plan under sections 401(a) of the Code.

            (b) Notwithstanding the provisions of Section 8.1, the Administrative Committee shall not be required to make the distributions otherwise required under this Article 8 until after filing of the Appropriate Form by the Participant (or his Beneficiary) with the Administrative Committee; provided, that the Administration Committee may, in its sole discretion, waive such filing requirement and proceed to make distribution accordingly.

      8.4 30-Day Notice Requirement; Waiver.

            8.4.1 30-Day Notice Requirement. Subject to Section 8.4.2, a distribution under the Plan may not commence less than 30 days after notice (if applicable) is given to the Participant (or his Beneficiary, if applicable) pursuant to Section 1.41 l(a)-1 l(c) of the Income Tax Regulations.

            8.4.2 Waiver. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

            (i) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE 9
Payment of Benefits

            9.1 In General. Subject to Section 9.5, distribution required upon Termination of Employment for any reason shall be made promptly following Termination of Employment by one or more payments within a single Plan Year; provided that contributions with respect to the Plan Year in which his employment terminates may be paid in a later year. All Accounts other than amounts in the Post-IPO Matching and Profit Sharing Contributions Accounts shall be distributed in cash based on their Value as of the date of sale of Company Stock, if in fact sold, pursuant to Section 8.2. Amounts in the Post-IPO Matching and Profit Sharing Contributions Accounts may be distributed in cash or stock, determined as follows: If the Participant's combined Post-IPO Matching and Profit Sharing Contributions Accounts is credited with 100 or more shares of Company Stock, the distribution from such Account for whole shares shall be made in Company Stock. Payment of partial shares from such Accounts shall be made in cash. If the Participant's combined Post-IPO Matching and Profit Sharing Contributions Account is credited with fewer than l00 shares of Company Stock, the distribution from such Account shall be made entirely in cash.

            9.2 Time of Commencement of Benefits. Notwithstanding any other provision of the Plan, the following provisions of this Section 9.2 shall be applicable to all benefit payments:

                  9.2.1 In General. All distributions under this Plan will be effected so as to comply with section 401(a)(9) of the Code and the regulations thereunder, which are hereby incorporated fully by reference. The aggregate Account balance of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date. The required beginning date for a Participant shall be determined as follows:

                  (a) General Rule. For Plan Years beginning after December 31, 1987 and prior to January 1, 1998, the required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. For plan years beginning on and after January 1, 1998, a Participant (other than a 5% Owner) may elect to begin to receive distributions of all or part of his Accounts as of the first day of any month on or after the first day of April of the calendar year in which the Participant attains age 70 1/2, but in no event shall a Participant be permitted to defer beginning to receive distributions to a date later than the first day of April following the calendar year in which he terminates employment with the Employer.

                  (b) Transitional Rule. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (i) or (ii) below:

                  (i) Non-5-percent Owners. The required beginning date of a Participant who is not a "5-percent owner" (as defined in (c) below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                  (ii) 5-percent Owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                  (1) the calendar year in which the Participant attains age 70 1/2, or

                  (2) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                  The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                  (c) 5-percent Owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 / or any subsequent Plan Year.

                  (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be 5-percent owner in a subsequent year.

                  9.2.2 Benefit Commencement Date. Except if otherwise elected by a Participant, the Participant's benefits will commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs: (a) the attainment by the Participant of Normal Retirement Age; or (b) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (c) the Participant's most recent Termination of Employment.

                  9.2.3 Retroactive Payments. If the amount of a payment required to commence on the date determined under Section 9.2.1 or 9.2.2 cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Administrative Committee has been unable to locate the Participant, Beneficiary or Spouse after making reasonable efforts to do so, or if the Appropriate Form has not been filed by the Participant, Beneficiary or Spouse with the Administrative Committee, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant, Beneficiary or Spouse is located (whichever is applicable).

                  9.2.4 Pre-Tax Contributions. Notwithstanding any other provision of this Plan, Pre-Tax Contributions are distributable only in the event that one of the following events occurs: (i) the Employee's death, Disability or Termination of Employment, (ii) the Employee's attainment of age 59 1/2, (iii) a distribution on account of hardship as defined in Article 7, (iv) a distribution on account of Excess Elective Deferrals, as defined in Section 20.3, (v) termination of the Plan without establishment of a successor plan (within the meaning of section 401(k)(10) of the Code and the regulations thereunder), or (vi) one of the other events specified in section 401(k)(10) of the Code.

            9.3 Inability to Locate Distributee. Notwithstanding any other provision of the Plan, if the Administrative Committee cannot locate any person to whom a payment is due under the Plan and no other payee has become entitled thereto pursuant to any provision of the Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law); provided, however, that any benefit so forfeited shall be reinstated if such person subsequently makes a valid claim for such benefit and shall be paid out of any forfeited amounts and, if and to the extent necessary, out of other Employer contributions made for this purpose.

            9.4 Distribution to Beneficiary. Distribution to a Participant's Beneficiary in accordance with the provisions of this Article 9 shall be made as soon as administratively practicable after the Participant's death, except as otherwise provided in the following provisions of this Section 9.4. Notwithstanding anything in Section 9.1 to the contrary:

                  9.4.1 A Participant may elect to cause any distribution due to his Beneficiary to be made over a period of two or more calendar years (provided, that such period shall end not later than the fifth anniversary of the Participant's death), in such manner as the Participant shall designate in such election.

                  9.4.2 If no election by a Participant becomes effective under
      Section 9.4.1, his Beneficiary may make such an election.

            9.5 Limitation on Distribution. Notwithstanding any other provision of this Plan, but subject to Article 14, if a Participant's employment terminates and his vested interest under the Plan exceeds $3,500 as calculated under section 41l (a) (11) of the Code (or such other amount prescribed by applicable law), such vested interest shall not be "immediately distributed" (within the meaning of section 411 (a) (11) of the Code) without his written consent, except as otherwise permitted by law.

            9.6 Benefits Deemed Offered. Notwithstanding any other provision of this Article 9 any optional form of benefit, form of distribution or joint and survivor annuity required to be offered in this Plan to meet the requirements of sections 411(d)(6), 401(a)(11) or 417 of the Code is deemed offered to those Participants to whom such requirements apply.

            9.7 GCM 39824 Clarification. It is the intention of this Plan not to make distributions to any individual whose employment with an Employer (or an Affiliate) has terminated unless a "severance of employment" has occurred, in accordance with GCM 39824 (Aug. 15, 1990).

ARTICLE 10
Beneficiary Designation

            10. 1 Beneficiary.

                  10.1.1 Designation of Beneficiary. Notwithstanding any other provision of this Plan, but subject to the further provisions of this
      Section 10.1. each Participant may designate, at such time and in such manner as the Administrative Committee shall prescribe, a Beneficiary or Beneficiaries (who may be any one or more members of his family or any other persons, executor, administrator, any trust, foundation or other entity) to receive any benefits distributable hereunder after the death of the Participant as provided herein. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Administrative Committee, provided, however, that a designation mailed by the Participant to the Committee prior to death and received by it after his death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt by the Committee.

                  10.1.2 Spouse as Presumptive Beneficiary. Notwithstanding
      Section 10.1.1, a Participant's sole Beneficiary shall be his surviving Spouse (if the Participant has a surviving Spouse) unless the Participant has designated another Beneficiary with Spousal Consent.

                  10.1.3 Change of Beneficiary. A Participant may, from time to time in such manner as the Administrative Committee shall prescribe, revoke any prior designation of Beneficiary (without Spousal Consent) and make a new designation of Beneficiary; provided that any such new designation which has the effect of naming a person other than the Participant's surviving Spouse as sole Beneficiary is subject to the Spousal Consent requirement of
      Section 10.1.2.

                  10.1.4 Failure to Designate. If a Participant has failed to designate effectively a Beneficiary to receive the Participant's death benefits under the Plan, or if a Beneficiary previously designated has predeceased the Participant and no alternative designation has become effective, such benefits shall be distributed to the Participant's surviving Spouse, if any, or if no Spouse survives the Participant, to the Participant's estate.

                  10.1.5 Proof of Death. The Administrative Committee may, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate or other evidence of death acceptable to it be furnished.

                  10.1.6 Discharge of Liability. If distribution in respect of a Participant is made under this Plan in a form, or to a person reasonably believed by the Administrative Committee or its delegate to be proper (taking into account any document purporting to be a valid consent of the Participant's Spouse, or any representation by the Participant that he is not married or any election or revocation with respect to form of payment or designation of Beneficiary), the Plan shall have no further liability with respect to the Participant (or his Spouse or Beneficiary) to the extent of such distribution.

                  10.1.7 Effective Date. The provisions of this amended Section
      10.1 shall apply with respect to any Participant who dies on or after January l, 1985.

      With respect to a Participant who (a) dies in the period August 23 - December 31, 1984 (inclusive) and (b) had at least one paid hour of service or at least one hour of paid leave in such period: (i) the provisions of amended Section 10.1 shall apply with respect to one-half of his Account balance; (ii) the provisions of Section 10.1 as in effect on August 22, 1984 shall apply with respect to the other one-half of his Account balance; and (iii) any distribution to be made to his surviving Spouse (whether by reason of this sentence or otherwise) shall, notwithstanding any other provision of the Plan, be made by applying the amount distributable to such surviving Spouse to the purchase of an annuity contract which will provide lifetime income to such surviving Spouse, unless the surviving Spouse consents to another form of distribution or unless the amount to be distributed is $3,500 (or such other amount prescribed by applicable law) or less (in either of which events distribution to the surviving Spouse shall be made in accordance with the otherwise applicable provisions of the Plan).

            10.2 Common Disaster. If a Participant and any of his Spouse or Beneficiary shall die in a manner such that there is no sufficient evidence (as determined by the Administrative Committee, without regard to any presumption of law otherwise applicable) that the persons have died otherwise than through a common disaster or if a Participant's Beneficiary (other than his Spouse) died within five days after the Participant, it shall be presumed for all purposes of the Plan that the Participant died last.

ARTICLE 11
Administration

            11.1 Appointment of Committees.

                  11.1.1 There are hereby created an Administrative Committee and an Investment Committee, each of which shall consist of not less than three members to be appointed by the Board of Directors of the Company. Each member of a Committee may resign, or may be removed at any time by the Board of Directors of the Company (with or without cause), and, in the event of the removal, death or resignation of any member, his successor shall be appointed by such Board. In the event that a vacancy or vacancies shall occur on a Committee, the remaining member or members shall act as the Committee until the Board of Directors of the Company fills such vacancy or vacancies. The members of each Committee shall serve without compensation for their services as such members.

                  11.1.2 No person shall be ineligible to be a member of a Committee because he is, was or may become entitled to benefits under the Plan or because he is a director and/or officer of an Employer or Affiliate; provided, that no member of a Committee shall participate in any determination by the Committee relating specifically to his own benefits under the Plan.

                  11.1.3 The members of each Committee shall serve without bond except to the extent required by applicable law.

            11.2 Powers and Authority; Action Conclusive. Except as otherwise expressly provided in the Plan or in the Trust Agreement, or by the Board of Directors of the Company:

                  11.2.1 The Administrative Committee shall be responsible for the administration of the Plan and shall have the exclusive right, responsibility and authority with respect to the construction, interpretation, application or administration of the Plan and eligibility for Plan benefits except for those matters which are the responsibility of the Investment Committee.

                  11.2.2 The Investment Committee shall be responsible for making appropriate provision for the investment and reinvestment of the Trust Fund and shall have the exclusive right, responsibility and authority with respect thereto.

                  11.2.3 Each Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or actions of such Committee in good faith in respect of any matter hereunder shall be final, conclusive and binding upon all parties concerned, including, without limitation, any and all Employees, Participants, Spouses, Beneficiaries, heirs, distributees, estates, executors, administrators and assignees. Any determination made by a Committee shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious.

                  11.2.4 Each Committee may delegate to one or more of its members the right to act on its behalf in any one or more matters connected with the administration of the Plan.

                  11.2.5 Without limiting the generality of the foregoing, the Administrative Committee shall have the power:

                  11.2.5.1 To make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan;

                  11.2.5.2 To construe all terms, provisions, conditions and limitations of the Plan, or determine eligibility for benefits;

                  11.2.5.3 To determine all questions arising out of or in connection with the provisions of the Plan or its administration in any and all cases in which the Administrative Committee deems such a determination advisable, including, without limitation, the power to resolve ambiguities, to rectify errors, and to supply omissions;

                  11.2.5.4 To establish procedures for determining the validity of any qualified domestic relations order and for complying with any such valid order.

                  The foregoing list of powers is not intended to be either complete or exclusive, and each Committee shall, in addition, have such powers as it may determine to be necessary for the performance of its duties under the Plan and the Trust Agreement.

            11.3 Liability Limited and Indemnification. Except as otherwise provided by law, no person who is a member of a Committee or who is an employee, officer director of an Employer or Affiliate, shall incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan, unless such person shall have acted in bad faith, or have willfully neglected his duties, in respect of the Plan. The Company shall indemnify and save each such person harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever) to the fullest extent permitted under the Certificate of Incorporation and By-laws of the Company.

            11.4 Quorum and Voting: Procedures. A majority of the members of a Committee at the time in office shall constitute a quorum for the transaction of business. Each Committee shall select from among its members a Chairman, and shall appoint (from its members or otherwise) a Secretary. Each Committee may act by vote or consent of the majority of its members then in office and may establish its own procedures. Each Committee may authorize any one or more of its members or the Secretary of the Committee to sign and deliver any instrument, certificate or other paper or document on its behalf.

            11.5 Subcommittees, Counsel and Agents. Each Committee may appoint from its members such subcommittees (of one or more such members), with such powers, as such Committee shall determine. Each Committee may employ such counsel (including legal counsel, who may be counsel for an Employer or Affiliate) and agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and may charge the fees, charges and costs resulting from such employment as an expense to the Company. Unless otherwise required by law, persons employed by a Committee as counsel, or as its agents or otherwise, may include members of either Committee, or of the Board or Boards of Directors of an Employer or Affiliate, or firms with which members of either Committee or Board or Boards of Directors of any Employer or Affiliate are associated as partners, employees or otherwise. Persons serving on a Committee or on any such subcommittee shall be fully protected in acting or refraining from acting in accordance with the advice of legal or other counsel.

            11.6 Reliance on Information. The members of each Committee and any Employer and Affiliate and their respective officers, directors and employees, shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, counsel, physician or other expert who shall be engaged by either Committee, an Employer or Affiliate, members of each Committee and any Employer and Affiliate and their respective officers, directors and employees, shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

            11.7 Instructions to Trustee. The Administrative Committee shall provide appropriate written instructions in accordance with the Trust Agreement to enable the Trustee to make the distributions provided for in the Plan.

            11.8 Fiduciaries. The provisions of this Section 11.8 shall apply notwithstanding any contrary provisions of the Plan or of the Trust Agreement.

                  11.8.1 Named Fiduciaries. The named fiduciaries under the Plan shall be (a) the Administrative Committee, which shall have authority to control and manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Investment Committee, and (b) the Investment Committee, which shall be the named fiduciary with respect to control or management of the assets of the Plan.

                  11.8.2 Allocation of Fiduciary and Other Responsibilities. Each Committee shall have the right, which shall be exercised in accordance with the procedures set forth in the Plan or in the Trust Agreement for action by such Committee, to allocate responsibilities (fiduciary or otherwise) among it and the other Committee, and each Committee shall have the right to designate persons other than such Committees to carry out responsibilities (fiduciary or otherwise) under the Plan.

                  11.8.3 Funding Policy. The funding policy and method for this Plan shall consist of the making of contributions, the making of investments and reinvestments in respect thereof, and the making of withdrawals and distributions, as provided in the provisions of the Plan.

                  11.8.4 Service in Multiple Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

                  11.8.5 Advisers. Each Committee, and any fiduciary designated by a Committee pursuant to Section 11.8.2 above to whom such power is granted by a Committee, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

                  11.8.6 Investment Manager. The Investment Committee may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

                  11.8.7 Limitation of Liability. Except to the extent otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such named fiduciary shall not be liable for any act or omission of such person in carrying out such duty or responsibility.

            11.9 Genuineness of Documents. Each Committee, and any Employer and Affiliate and their respective officers, directors and employees, shall be entitled to rely upon any notice, request, consent, letter, telegram or other paper or document believed by them or any of them to be genuine, and to have been signed or sent by the proper person, and shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon.

            11.10 Proper Proof. In any case in which an Employer or any Committee shall be required under the Plan to take action upon the occurrence of any event, they shall be under no obligation to take such action unless and until proper and satisfactory evidence of such occurrence shall have been received by them.

            11.11 Claims Procedure. The Administrative Committee shall establish a claims procedure in accordance with applicable law and shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of the decision denying such claim.

            11.12 Filing with Committee. For all purposes of this Plan, the date on which an Appropriate Form, Participation Agreement, or any other document is deemed to be returned to or filed with the Administrative Committee shall be the date on which such Appropriate Form, Participation Agreement or other document is actually received by the Administrative Committee or its designated agent.

            11.13 Plan Administrator. The Company shall be the administrator of the Plan, as defined in section 3(16)(A) of ERISA.

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

ARTICLE 12
Trust Agreement

            12.1 Trust Agreement. As part of the Plan, the Company shall enter into a Trust Agreement or agreements under which the Trustee shall receive the contributions of the Employers and Participants to the Trust Fund and shall hold. invest and distribute the Trust Fund in accordance with the terms and provisions of the Trust Agreement. Any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement.

            12.2 Investment in Interest-Bearing Deposits. If the Trustee shall be a bank or similar financial institution supervised by the United States or any State thereof, the Investment Committee, in its discretion, may authorize the Trustee to invest all or a part of the Plan's assets in deposits which bear a reasonable interest rate in such bank or financial institution.

            12.3 Company as Agent. The Company is hereby authorized to act as agent for all other Employers in dealings with the Trustee under the Plan.

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

ARTICLE 13
Amendment or Merger

            13.1 Right Reserved. Subject to the further provisions of this
Article 13 the Company may, by resolution of the Board of Directors, amend the Plan in whole or in part at any time or from time to time, by resolution of the Company's Board of Directors or action by its Executive Committee. Any such amendment shall be evidenced in writing. No amendment shall divest any Participant of any amount credited to him under the Plan except as provided in
Section 13.2 or as otherwise permitted by law. No amendment shall vest in an Employer, directly or indirectly, any interest in or ownership or control of any part of the Trust Fund.

            13.2 Amendments Required for Qualification etc. All provisions of the Plan and all benefits and rights granted under the Plan are subject to any amendments, modifications or alterations that may be necessary or advisable from time to time to qualify the Plan under the Code, to continue the Plan as so qualified, or to comply with any other provision of law. Accordingly, notwithstanding any other provision of the Plan, the Company may, by resolution of the Board of Directors, amend, modify or alter the Plan with retroactive effect in any respect or manner necessary or advisable to qualify the Plan under the Code or to continue the Plan as so qualified, or to comply with any other provision of applicable law.

            13.3 Contributions Following Amendment. If the Plan is amended in any respect, no Employer shall have any liability or obligation to make any contribution or payment to the Trust Fund except in such manner and amounts as may be specifically provided for in the Plan as so amended.

            13.4 Merger. Subject to the provisions of this Section 13.4, the Plan may be amended to provide for the merger of the Plan, in whole or in part, or a transfer of all or a part of its assets, to any other qualified plan within the meaning of section 401(a) or 403(a) of the Code, including such a merger or transfer in lieu of a distribution which might otherwise be required under the Plan. The Plan shall not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan in whole or in part, unless each Participant would be entitled to a benefit immediately after the merger, consolidation or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

ARTICLE 14
Termination of the Plan

            14.1 Right Reserved. The Company reserves the right at any time, by resolution of its Board of Directors, to terminate the Plan, in whole or in part, by resolution of the Company's Board of Directors or action by its Executive Committee. Any such termination shall be evidenced in writing. If the Plan is terminated, no Employer shall have any liability or obligation to make any contribution or payment to the Trust Fund with respect to any period after the date of such termination. Any such termination shall be evidenced in writing.

            14.2 Vesting Upon Termination. Upon the termination or partial termination of the Plan (within the meaning of section 41l (d) (3) of the Code) or the complete discontinuance of all contributions under the Plan, the rights of all affected employees to their Accounts as of the date of such termination or partial termination shall be nonforfeitable.

            14.3 Termination of Trust. If the Plan is terminated pursuant to
Section 14.1 and the Board of Directors determines that the Trust Fund shall be terminated, the Trust Fund shall be revalued as if the termination date were a Valuation Date, and the current value of all Accounts shall be distributed in accordance with Articles 8 and 9, as if such Plan termination were a Termination of Employment; provided, however, that the value of such Accounts shall be adjusted to reflect the expenses of termination to the extent such expenses are not paid by the Company. Until all Accounts are fully distributed, any Accounts held in the Trust Fund shall continue to be adjusted in accordance with Article 4, and to reflect the expenses of termination.

            14.4 Continuation of Trust. If the Plan is terminated by the Board of Directors but the Board of Directors determines that the Trust Fund shall be continued, no further contributions shall be made by the Employers, but the Trust Fund shall be administered as though the Plan were otherwise in full force and effect. If the Trust Fund is subsequently terminated, the provisions of Section 14.3 shall then apply.

            14.5 Withdrawal of Subsidiary Affiliate. The withdrawal of an Affiliate as an Employer by reason of a sale or other disposition of the stock or assets of such Affiliate shall not be deemed a complete or partial termination or a complete discontinuance of contributions if following such sale or disposition the successor to such Employer adopts or maintains a comparable plan.

ARTICLE 15
Miscellaneous

            15.1 Payment to a Minor or Incompetent. If any amount is payable hereunder to a minor or other legally incompetent person, such amount may be paid in any one or more of the following ways, as the Administrative Committee in its sole discretion shall determine:

                  15.1.1 To the legal representative of such minor or other incompetent person, if the Administrative Committee has been notified of the appointment of such representative; or

                  15.1.2 To a parent or guardian of such minor or other incompetent person, or to the person with whom such minor or other incompetent person resides; or

                  15.1.3 To a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction; or

                  15.1.4 If none, directly to such minor or other incompetent person. Payment to any person in accordance with the foregoing provisions of this Section 15.1 shall, to that extent, discharge all Employers, the members of the Administrative Committee, the Trustee and any person or corporation making such payment pursuant to the direction of the Administrative Committee, and none of the foregoing shall be required to see to the proper application of any such payment to such person pursuant to the provisions of this Section 15.1. Without in any manner limiting or qualifying the provisions of this Section 15.1, if any amount is payable hereunder to a minor or any other legally incompetent person, the

      Administrative Committee may in its discretion institute the procedures which are available to it under Section 15.2.

            15.2 Doubt as to Right to Payment. If at any time any doubt exists as to the right of any person to any payment under the Plan or as to the amount or time of such payment (including, without limitation, any case of doubt as to identity and any case in which any notice has been received from any other person claiming any interest in amounts payable under the Plan or a claim for other persons may exist by reason of community property or similar laws), the Administrative Committee shall be entitled, in its discretion, to direct the Trustee to hold such sum as a segregated amount in trust until such right or amount or time is determined or an order of a court of competent jurisdiction is obtained, to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrative Committee).

            15.3 Spendthrift Clause. Except as may be other-wise required by law, or provided by this Plan, no benefit or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment, or subject to attachment, garnishment, levy, execution or other legal or equitable process. Notwithstanding the foregoing, benefits under the Plan shall be subject to the provisions of a qualified domestic relations order.

            15.4 Voting and Disposition of Company Stock. Each Participant shall have the right to direct the Trustee as to the manner in which to vote and to exercise tender, exchange offer or similar rights as to any shares of Company Stock allocated to his Post-IPO Matching Contributions Account. The Company shall furnish the Trustee and the Participants with notices and information statements when voting, tender or such other rights are to be exercised, in such time and manner as may be required by applicable law and the Certificate of Incorporation and By-laws of Revlon, Inc. Such statements shall be substantially the same for Participants as for holders of Company Stock in general. The Trustee shall vote, tender or exercise such rights with respect to such Company Stock in accordance with the direction of the Participant. If no direction is received from the Participant by the Trustee within an administratively practicable time prior to the date on which action is required, the Trustee shall take action with respect to those shares in accordance with the direction of the Investment Committee.

            15.5 Additional Action. Notwithstanding any other provision of the Plan or the Trust Agreement, the Investment Committee shall be the sole named fiduciary with respect to the control and management of the Company Stock Fund, except as provided in Section 15.4; and the Trustee shall have no authority or responsibility with respect to such control or management. Without limiting the generality of the foregoing, if for any reason the provisions of Section 15.4 can no longer be validly applied, the Investment Committee shall direct the Trustee with respect to all matters and all actions affecting the assets of the Company Stock Fund.

            15.6 Benefits Payable Only from Trust Fund. All benefits under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employers, their directors or employees nor any member of any Committee shall have any liability or responsibility therefor. Except as otherwise provided by law, no Employer assumes any obligations under the Plan except those specifically set forth in the Plan.

            15.7 Estoppel of Participants and Their Beneficiaries. The Employers, the Committees and Trustee may rely upon any certificate, statement or other representation made to them by any Employee, Participant, Spouse, or Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment or other fact required to be determined under any of the provisions of the Plan and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an Employee, Participant or Spouse of a Participant or Employee shall be conclusively binding upon such Employee, Participant and Spouse and the Beneficiary of such Participant; and such Employee, Participant, Spouse or Beneficiary shall thereafter and forever be estopped for disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Participant's Beneficiary shall be conclusively binding upon such Beneficiary, and such Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

            15.8 Plan to Be Available for Inspection. A copy of the Plan and of all amendments thereto, if any, shall be available for inspection at all reasonable times by Eligible Employees and Participants at the office of the Company and at such other locations (if any) as may be required by law.

            15.9 No Diversion of Trust Fund. At no time prior to the satisfaction of all liabilities with respect to Participants and their Spouses and Beneficiaries under the Plan shall any part of the Trust Fund be (within the taxable year or thereafter) used for or diverted to purposes other than the exclusive benefit of the Participants and their Spouses and Beneficiaries or the payment of the expenses of the administration of the Plan and of the Trust; provided, however, that:

                  15.9.1 A contribution that is made by an Employer by a mistake of fact shall be returned to such Employer upon its request within one year after the payment of the contribution;

                  15.9.2 A contribution that is conditioned upon its deductibility under section 404 of the Code shall be returned to the contributing Employer upon its request, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance; and

                  15.9.3 A contribution that is conditioned on initial qualification of the Plan under section 401 of the Code may, if the Plan does not qualify, be returned (along with any earnings thereon) to the contributing Employer within one year after the date of denial of qualification of the Plan.

            15.10 Limitation of Liability. Subject to Section 11.3, no liability shall attach to or be incurred by any stockholder, officer or director of an Employer or any Affiliate under or by reason of the terms, conditions and provisions contained in the Plan or in the Trust Agreement or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to his participation in the Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant, Spouse or Beneficiary, and by any and all persons claiming under or through such persons, such waiver and release to be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of elections under the Plan.

            15.11 Usage. Whenever applicable the masculine gender, when used in the Plan, shall include the feminine gender, and the singular shall include the plural.

            15.12 Separability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

            15.13 Captions. The captions contained herein and in the table of contents prefixed thereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan, and they shall not in any way affect the Plan or the construction of any provision thereof.

            15.14 Statutory References. References in this Plan to a section or other provision of the Code or ERISA shall be deemed to refer to such section or provision as it may be amended from time to time, or to equivalent provisions of subsequent law.

            15.15 Name. The Revlon Employees' Savings, Investment and Profit Sharing Plan.

            15.16 Governing Law. This Plan shall be governed in all respects under the laws of the State of New York (without regard to its laws on conflict of laws) to the extent not governed by ERISA.

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

ARTICLE 16
Leased Employees

            16.1 Definitions. For purposes of this Article 16, the term "Leased Employee" means any person performing services for an Employer or Affiliate (hereinafter referred to as the "Recipient") pursuant to an Agreement between the Recipient and any other person (hereinafter referred to as the "Leasing Organization"), who has performed such services for the Recipient (including persons related to the Recipient within the meaning of section 414(n)(6)(A) of the Code) on a substantially full-time basis for a period of at least one year, if such services are of a type historically performed by employees in the business field of the Recipient. For this purpose, a person is considered to have performed services on a substantially full-time basis for a period of at least one year if: (1) during any consecutive 12-month period such person has performed at least 1,500 hours of service for the Recipient, or (2) during any consecutive 12-month period such person performs services for the Recipient for a number of hours of service at least equal to seventy-five percent (75%) of the average number of hours that are customarily performed by an employee of that Recipient in the particular position.

            16.2 Treatment of Leased Employees. For purposes of this Plan, a Leased Employee's service for the Recipient (including Service during the one year period referred to in Section 16.1 and Service prior to the effective date of this Article 16) is to be taken into account in determining compliance with the Service requirements of the Plan relating to participation and vesting. However, the Leased Employee shall not be entitled to share in contributions (or forfeitures applied in lieu thereof) under the Plan with respect to any Service or Compensation attributable to the period during which he is a Leased

Employee, and shall not be eligible to become a Participant eligible to receive contributions under the Plan unless and except to the extent that he shall at some time, either before or after his Service as a Leased Employee, qualify as an Eligible Employee without regard to the provisions of this Article 16.

            16.3 Exception for Employees Covered by Plans of Leasing Organization. Section 16.2 shall not apply to any Leased Employee if: (i) such employee is covered by a money purchase pension plan of the Leasing Organization which provides (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c) of the Code, but including amounts contributed by the Recipient pursuant to a salary reduction agreement which are excludable from the Leased Employee's gross income under sections 125, 402(e)(3), section 402(h) or 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty (20) percent of the Recipient's work force who are not Highly Compensated Employees.

            16.4 Effective Date. The provisions of this Article 16 are effective as of January 1, 1984, and no individual shall be eligible to become a Participant or accrue benefits under this Plan for any period prior thereto by reason of anything in this Article 16.

            16.5 Construction. The purpose of this Article 16 is to comply with the provisions of section 414(n) of the Code. All provisions of this Article shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such Code section.

ARTICLE 17
Limitation on Maximum Benefits and
Contributions Under All Plans

            17.1 Section 415 Limitations. Effective January 1, 1984, and notwithstanding any other contrary provisions of this Plan, the "annual additions" which may be credited to any Participant's accounts for any "limitation year" will not exceed the permissible limitations of section 415 of the Code. For purposes of applying such limits, section 415 of the Code and Treasury regulations thereunder are incorporated herein by reference. It is intended that any limitation imposed by said section 415 of the Code on the allocation of contributions and forfeitures to a Participant under this Plan shall be implemented in accordance with the provisions of this Article 17. The provisions of this Article 17 shall apply notwithstanding any other contrary provisions in this Plan.

            17.2 Coverage by Defined Benefit Plan.

                  17.2.1 Reductions in benefits under this Article 17 arising by reason of a Participant's participation in multiple plans shall, except as any other such plan may otherwise expressly provide, be effected as follows: (a) benefits and annual additions under continuing plans shall be reduced before benefits under any terminated plan, (b) benefits under defined benefit plans shall be reduced before any reduction in annual additions under defined contribution plans, and (c) annual additions under continuing defined contribution plans shall be reduced in the reverse order in which such annual additions would otherwise be allocated; provided, that benefits under multiemployer plans shall be reduced last. Any resulting required reductions under this Plan shall be made first to Unmatched Contributions, and second, on a pro rata basis, to Matched Contributions, and the Matching Contribution relating thereto.

                  17.2.2 In computing the denominator of the "defined contribution plan fraction" as defined in section 415(e) of the Code for any year ending after 1982, the Administrative Committee may elect to determine the portion of such denominator which relates to 1982 and prior years under the method described in section 415(e)(6) of the Code in lieu of the method described above. Such election may be made at such time and in such manner as may be provided in applicable Treasury regulations.

                  17.2.3 In the case of a Participant who would have fewer than ten (10) Years of Service (including service in the year with respect to which any determination under this Section 17.2.3 is made) with an Employer and all Affiliates at the time his retirement pension starts, the 1.25 and 1.40 limitations referred to in sections 415(e)(2)-(3) of the Code shall be reduced proportionately.

            17.3 Limitation Year. All determinations under this Article 17 shall be made by reference to the calendar year.

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

ARTICLE 18
"Top Heavy" Provisions, Etc.

            18.1 Determination of "Top Heavy" Status

                  18.1.1 For purposes of this Article 18, "Applicable Plans" shall include (i) each plan of an Employer or Affiliate in which a Key Employee (as defined in Section 18.1.2 for this Plan, and as defined in section 416(i) of the Code for each other Applicable Plan) is a Participant and (ii) each other plan of an Employer or Affiliate which enables any plan in clause (i) of this sentence to meet the requirements of section 401(a)(4) or 410 of the Code. Any plan not required to be included under the preceding sentence also may be included, at the option of the Company, provided that the requirements of section 401 (a)(4) and 410 of the Code continue to be met for the group of Applicable Plans after such inclusion.

                  18.1.2 For purposes of this Article 18, "Key Employee" shall mean an employee of an Employer or Affiliate who, at any time during a given Plan Year or any of the four (4) preceding Plan Years, is one or more of the following:

                  (A) An officer of an Employer or Affiliate having annual compensation greater than fifty percent (50%) of the dollar amount described in section 415(b)(1)(A) of the Code for any such Plan Year; provided, that the number of employees treated as officers shall be no more than fifty (50) employees or, if fewer, the greater of three (3) employees or ten percent (10%) of the employees (including "Leased Employees" as defined in Article 16). For purposes of this subsection, employees described in section 414(q)(8) of the Code shall be excluded.

                  (B) One of the ten (10) employees (A) having annual compensation from an Employer or Affiliate of more than the limitation in effect under section 415(c)(1)(A), and (B) owning (or considered as owning, within the meaning of section 318 of the Code applied by substituting five percent (5%) for fifty percent (50%) in section 318(a)(2)(C) the largest interests in an Employer or Affiliate. If two employees have the same interest in an Employer or Affiliate, the employee having greater annual compensation from the Employer or Affiliate shall be treated as having a larger interest.

                  (C) A person owning (or considered as owning, within the meaning of section 318 applied by substituting five percent (5%) for fifty percent (50%) in section 318(a)(2)(C)), more than five percent (5%) of the outstanding stock of an Employer or Affiliate that is a corporation, or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer or Affiliate (or having more than five percent (5%) of the capital or profits interest in any Employer or Affiliate that is not a corporation, determined under similar principles).

                  (D) A one-percent (1%) owner of an Employer or Affiliate having aggregate annual compensation from all Employers or Affiliates of more than $150,000. "One-percent owner" means any person who would be described in paragraph (iii) of this Section 18.1.2 if "one percent (1%)" were substituted for "five percent (5%)" in each place where it appears in paragraph (iii), except that such substitution shall not be made in applying section 318(a)(2) of the Code.

                  18.1.3 For the purposes of this Article 18, "annual compensation" means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by an Employer or an Affiliate pursuant to a salary reduction agreement which are excludable from the employee's gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

                  18.1.4 In any Plan Year starting after 1983 or thereafter during which the sum, for all Key Employees (as defined in Section 18.1.2 for this Plan and as defined in section 416(i) of the Code for each other Applicable Plan) if the present value of the cumulative accrued benefits under all Applicable Plans which are defined benefit plans (determined based on the actuarial assumptions set forth in the "top heavy" provisions of such plans) and the aggregate of the accounts under all Applicable Plans which are defined contribution plans, exceeds sixty percent (60%) of a similar sum determined for all participants in such plans (but excluding participants who are former Key Employees), the Plan shall be deemed "Top Heavy."

                  18.1.5 For the first Plan Year, the determination as to whether this Plan is "Top Heavy" shall be made on the last day of such Plan Year, and for each succeeding Plan Year the determination as to whether this Plan is "Top Heavy" shall be made on the last day of the preceding Plan Year (the "Determination Date"); and other plans shall be included in determining whether this Plan is "Top Heavy" based on the determination date for each such plan which occurs in the same calendar year as such determination date for this Plan.

                  18.1.6 A Participant's Accounts under this Plan as of any determination date shall be determined without regard to amounts allocated as of that date based on contributions made after such date.

                  18.1.7 Subject to Section 18.1.8, distributions from the Plan or any other Applicable Plan during the 5-year period ending on the applicable Determination Date shall be taken into account in determining whether the Plan is "Top Heavy."

                  18.1.8 For Plan Years beginning on or after January 1, 1985, any accrued benefit shall not be taken into account with respect to any individual who has not performed any service at any time during the 5-year period ending on the applicable Determination Date for an Employer or Affiliate maintaining this Plan or any other Applicable Plan.

                  18.1.9 Amounts attributable to rollover contributions or similar transfers to this Plan or any other Applicable Plan shall not be taken into account except to the extent provided in applicable regulations.

                  18.1.10 The terms "Key Employee" and "Participant" include their beneficiaries.

            18.2 Provisions Applicable in "Top Heavy" Years. For any Plan Year in which the Plan is deemed to be "Top Heavy," the following provisions shall apply:

                  18.2.1 The amount of Employer contributions and forfeitures which shall be allocated to the account of any active Participant who (i) is employed by an Employer or Affiliate on the last date of the Plan Year and (ii) is not a Key Employee shall be (x) at least three percent (3%) of such Participant's compensation (as defined in section 415 of the Code) for such Plan Year, or, (y) if less, an amount equal to such compensation multiplied by the highest contribution rate for any Key Employee. For purposes of this
      Section 18.2.1, the contribution rate for each individual Key Employee shall be determined by dividing the contributions and forfeitures allocated to such Key Employee's account, including amounts allocated under defined contribution plans required to be aggregated with this Plan to determine whether it is "Top Heavy;" provided, however, that clause
      (y) above does not apply if any such plan enables a defined benefit plan required to be so aggregated to meet the requirements of section 401(a)(4) or 410 of the Code. The minimum allocation provisions of this
      Section 18.2.1 shall, to the extent necessary or appropriate, be deemed satisfied in whole or in part by benefits to the Participant provided under any other plan maintained by an Employer or Affiliate (whether or not an Applicable Plan).

                  18.2.2 For purposes of complying with the provisions of
      section 415(e) of the Code, the 1.25 under section 415(e) is reduced to
      1.00 unless the following conditions are met:

                  (i) the percentage described in Section 18.1.4 does not exceed ninety percent (90%), and

                  (ii) "four percent (4%)" is substituted for "three percent (3%)" in Section 18.2.1.

                  Notwithstanding any other provisions of this Plan, if the sum of the fractions described in sections 415(e)(2) and (3) of the Code as applied to this Plan, calculated by substituting "100%" for "125%" in each such section, for any

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

      Participant exceeds 100% for the last Plan Year before the Plan becomes "Top Heavy," such fractions shall be adjusted, in accordance with applicable regulations, so that their sum does not exceed 100% for such Plan Year.

                  18.2.3 Six-Year Graded Vesting. Any Participant who has at least one Hour of Service after the Plan becomes "Top Heavy" shall be vested in his Matching Contributions Account on a basis at least as favorable as is provided under the following schedule:

            Years of Employment           Percentage Vested

            Less than 2                            0%
            2 but less than 3                     20%
            3 but less than 4                     40%
            4 but less than 5                     60%
            5 but less than 6                     80%
            6 or more                            100%

                  In any Plan Year in which the Plan is not deemed to be "Top Heavy," the minimum vested percentage shall be no less than that which was determined as of the last day of the last Plan Year in which the Plan was deemed to be "Top Heavy."

                  18.2.4 The provisions of Sections 18.2.1 and 18.2.2 shall not apply to any employee included in a unit of employees covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining.

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

            18.3 Inapplicability in the Event of Change in Law. In the event that any provision of this Article 18 is no longer required to qualify this Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

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

ARTICLE 19
Termination, etc. Prior to Amendment

            Notwithstanding any other provision of this Plan, but subject to any provision hereof which has an express effective date earlier than January 1, 1997, the benefits (if any) payable in respect of any Participant in the Plan who retired, terminated employment or died prior to January 1, 1997 shall be determined under the applicable provisions of the Plan as in effect at the relevant time or times prior to such date. Any such individual shall be a Participant under this Plan solely with respect to such benefits, unless he shall again become a Participant pursuant to the provisions of Article 2 hereof.

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ARTICLE 20
401(k) Deferral and 401(m) Contributions Tests

            20.1 Definitions. For the purposes of this Article the following words shall have the following meanings:

                  20.1.1 "Elective Deferrals" means elective deferrals within the meaning of section 402(g)(3) of the Code.

                  20.1.2 "Excess Aggregate Contributions" means excess aggregate contributions within the meaning of section 401 (m)(6)(B) of the Code.

                  20.1.3 "Excess Contributions" means excess contributions within the meaning of section 401(k)(8)(B) of the Code.

                  20.1.4 "Excess Elective Deferrals" means those Elective Deferrals that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

            20.2 Maximum Amount of Elective Deferrals. Notwithstanding anything to the contrary herein, the amount of Elective Deferrals made with respect to any individual during a calendar year under the Plan and all other plans, contracts or arrangements of an Employer or an Affiliate may not exceed the amount of the limitation in effect under section 402(g)(1) of the Code for taxable years beginning in such calendar year. Such limit shall not apply to any such Elective Deferrals made which are amounts attributable to service performed by such Participant prior to January 1, 1987.

            20.3 Distribution of Excess Elective Deferrals. A Participant may assign to the Plan any Excess Elective Deferrals made during a taxable year of the Participant by

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

notifying the Committee on or before March 1 following the close of such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Administrative Committee of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of his Employer. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following such taxable year to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

            20.4 Actual Deferral Percentage Test. Pre-Tax Contributions hereunder shall not exceed the limits set forth in section 401(k)(3) of the Code. For purposes of applying such limits, section 401(k) of the Code and the Treasury regulations thereunder are incorporated herein by reference.

            20.5  Distribution of Excess Contributions: Recharacterization.

                  20.5.1 Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of any Plan Year beginning after December 31, 1987 to Participants to whose Accounts Pre-Tax Contributions were allocated for the preceding Plan Year. The Excess Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Participant's Pre-Tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Pre-Tax Contributions on the last day of the preceding Plan Year. Amounts distributed under this Section 20.5.1 shall be made from the Participant's Pre-Tax Contribution Accounts in proportion to the Participant's Pre-Tax Contributions for the Plan Year.

                  20.5.2 A Participant may treat his Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as Post-Tax Contributions. Such recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Pre-Tax Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Post-Tax Contributions and Matching Contributions made by or with respect to that Employee would exceed any limit under
      Section 20.6 or section 402(g) of the Code. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount which may be recharacterized and the consequences thereof.

            20.6 Actual Contributions Percentage Test.

                  20.6.1 Matching Contributions and Post-Tax Contributions hereunder shall not exceed the limits set forth in section 401 (m) of the Code. For

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

      purposes of applying such limits, section 401(m) of the Code and the regulations thereunder are incorporated herein by reference.

                  20.6.2 Contributions made by or on behalf of Highly Compensated Employees shall not exceed the limits imposed upon multiple use of the alternative limitation by section 401(m)(9) of the Code. For this purpose, section 401(m)(9) of the Code and Treasury regulation section 401(m)-2(b) are incorporated herein by reference. If one or more Highly Compensated Employees' contributions exceed the multiple use limit, then the actual contribution ratio ("ACR") of Highly Compensated Employees shall be reduced (starting with such Highly Compensated Employee whose ACR is the highest) so that the limit is not exceeded. The amount of any such reduction shall be treated as an Excess Aggregate Contribution. The actual deferral ratio ("ADR") and ACR of Highly Compensated Employees shall be determined hereunder after any adjustments required to pass the tests described in Sections 20.4 and 20.6.1. Multiple use shall not occur if the actual deferral percentage ("ADP") and the actual contributions percentage ("ACP") (as such terms are defined in the regulations under sections 401(k) and 401(m) of the Code, respectively) of Highly Compensated Employees is not greater than 125 percent of the ADP and ACP of Employees who are not Highly Compensated Employees.

            20.7 Distribution of Excess Aggregate Contributions.
Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to

Participants to whose accounts Post-Tax or Matching Contributions were allocated for the preceding Plan Year. The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's Post-Tax and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balance attributable to Post-Tax and Matching Contributions, and any other employee and matching contributions within the meaning of section 401 (m) of the Code, on the last day of the preceding Plan Year. Excess Aggregate Contributions shall be distributed from the Participant's Post-Tax Contribution Account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution Accounts in proportion to the Participant's Post-Tax and Matching Contributions for the Plan Year. The determination of the Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals and then determining the Excess Contributions.

ARTICLE 21
Rollover Contributions

            21.1 Rollover Contributions. This Article applies to rollover contributions made by a Participant to the Plan. The Administrative Committee may authorize, in its sole discretion, a Participant to contribute any portion of an "eligible rollover contribution" from another "eligible retirement plan" (as such terms are defined in Article 22) on the Appropriate Form and in such manner as the Administrative Committee may prescribe.

            21.2 Rollover Account. Any such contribution by a Participant (and any earnings, losses and expenses attributable thereto) shall be credited to a separate "Rollover Account" on behalf of such Participant which reflects his share of the Trust Fund attributable to such rollover contributions.

            21.3 Investment Elections. A Participant may, by giving notice on the Appropriate Form and within such time as the Administrative Committee may prescribe designate the proportion of his Rollover Account, in any whole percentage, which shall be allocated to and invested in any Investment Fund. Any such election shall continue in effect until changed by a new designation in accordance with the same procedures then in effect for any change in a Participant's election as to Basic Contributions under Section 4.4, and may be reallocated by the Participant in accordance with the provisions of Section 4.6.

            21.4 Vesting: Withdrawals: Loans. Amounts in each Rollover Account shall at all times be fully vested and shall not be subject to forfeiture pursuant to any provision of this Plan. A Participant may withdraw the entire balance of his Rollover Account in accordance with the provisions of Articles 6 and 7 as applicable to a

Participant's Post-Tax Contribution Account. Amounts in a Participant's Rollover Account shall be taken into account for all purposes of any loan made to the Participant in accordance with Section 6.7 and the participant loan program established thereunder.

            21.5 Implementation and Suspension. Implementation of this Article shall be delayed until such date, not earlier than January 1, 1995, as the Administrative Committee, in its sole discretion, shall determine. In addition, the Administrative Committee may suspend the authorization contained in this Article as to future rollover contributions, provided, however that any such suspension shall not affect any Participant rollover contribution to the Plan made prior to such suspension date.

ARTICLE 22
Direct Rollover

            22.1 This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            22.2 Definitions.

                  22.2.1 Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the unencumbered cash balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributed or the joint lives (or joint life expectancies) of the distributed and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  22.2.2 Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  22.2.3 Distributee. A distributed includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  22.2.4 Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

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

ARTICLE 23
Profit Sharing

Profit Sharing Contributions shall be made in accordance with the provisions of this Article 23:

            23.1 Eligibility. In order to be eligible to receive a Profit Sharing Contribution for a Plan Year under this Section 23.1 an Employee must be an Eligible Employee, except that the Employee must be at least 18 years of age and actively employed by a Profit Sharing Employer at the beginning of a Plan Year. In addition, the Eligible Employee must: (1) not be covered by a collective bargaining agreement unless the applicable collective bargaining agreement expressly provides that he shall be eligible to participate in the Plan; (2) not participate in any other sales or management incentive program offered by a Profit Sharing Employer during a Plan year, subject to the provisions of the following paragraph; (3) complete at least 1,000 Hours of Service during a Plan Year; and (4) be actively employed by the Profit Sharing Employer on the date in the succeeding Plan Year on which Profit Sharing Contributions are made for the preceding Plan Year. The provisions of subparagraphs (2) and (3) shall apply to contributions made during a Plan Year or with respect to the Plan Year for which such contributions are made.An Employee who meets the eligibility requirements set forth in the preceding paragraph but for the fact that such employee is promoted or transferred after March 31 of a Plan Year to a position or salary grade which is ineligible to receive a Profit Sharing Contribution shall be eligible to receive a Profit Sharing Contribution, for such Plan Year based on the period of time during such Plan Year for which he was eligible and based on his Compensation earned during such period of eligibility. An Employee who meets the eligibility requirements set forth in the preceding paragraph but who takes an approved leave of absence during a Plan Year shall be eligible to receive a Profit Sharing Contribution for such Plan Year based on his period of active employment as an eligible employee under this Article 23.

            Only Employees of Profit Sharing Employers who are Eligible Employees and who meet the criteria set forth in Section 23.1 shall be eligible to receive a Profit Sharing Contribution under this Article 23. Notwithstanding the foregoing, however, Eligible Employees who are Highly Compensated Employees shall not be eligible to receive a Profit Sharing Contribution for a Plan Year if such receipt would result in the Plan's violation of Code Section 410(b).

            23.2 Profit Sharing Contributions--Amount. The amount of Profit Sharing Contributions (if any) for a Plan Year shall be based upon the achievement (or failure thereof) of financial objectives of the Profit Sharing Employer, which objectives shall be established by the Profit Sharing Employer's authorized officers at the beginning of each Plan Year (or as soon as practicable thereafter).

            In its discretion, a Profit Sharing Employer may elect not to establish Profit Sharing objectives for a Plan Year, in which event such Profit Sharing Employer shall have no obligation to make Profit Sharing Contributions for any such Plan Year.

            23.3 Profit Sharing Contributions--Payment. Profit Sharing Contributions for a Plan Year (if any) shall be paid to the Trustee as soon as practicable after the Employer has determined the degree to which the financial objectives for such Plan Year have been achieved.

            23.4 Form of Profit Sharing Contributions. Profit Sharing Contributions shall be made only in the form of Company Stock, or in cash which is used by the Trustee to purchase shares of Company Stock, as more fully described in the Trust Agreement. All Profit Sharing Contributions shall be invested in the Company Stock Fund, without regard to the investment direction of a Participant, together with all dividends and other distributions resulting from such investments.

            23.5 Allocation of Profit Sharing Contributions. Profit Sharing Contributions (and forfeitures in lieu thereof) made on behalf of a Participant made during any month shall be credited to his Profit Sharing Contributions Account as of the day immediately following the date on which such contributions were made.

            23.6 Vesting. A Participant's entire Profit Sharing Contributions Account shall be fully vested on the earliest of (a) Normal Retirement Age, (b) Termination of Employment on account of Disability, or (c) death. Prior to the occurrence of any of the foregoing events, a Participant shall be vested in his Profit Sharing Contributions Account as follows:

            With respect to Profit Sharing Contributions made for any Plan Year (and dividends and other increments derived directly or indirectly therefrom), at the rate of one third on the date a Profit Sharing Contribution is made and one third on each of the two immediately succeeding January lst following the Plan Year in which such Profit Sharing Contribution is made occurring on or before such Participant's Termination of Employment; provided, that all such Profit Sharing Contributions shall be vested one hundred (100) percent after the Participant completes five (5) years of Service.

            In the case of a Participant who has five (5) or more consecutive 1 year Breaks in Service, all Service after such Breaks in Service will be disregarded for the purpose of vesting the Profit Sharing Contributions Account balance that accrued before such Breaks in Service. Such Participant's pre-Break Service will count in vesting his post-Break Profit Sharing Contributions Account balance only if either:

             (i) such Participant has any nonforfeitable interest in such account balance at the time of Termination of Employment; or

            (ii) upon returning to Service the number of consecutive 1-year Breaks in Service is less than the number of years of Service.

            IN WITNESS WHEREOF, and as evidence of the adoption of this amended and restated Plan, the Company has caused this instrument to be executed by its duly authorized officer this 15th day of October, 1997.

                        REVLON CONSUMER PRODUCTS CORPORATION

                        By: /s/ Ronald H. Dunbar
                           ---------------------------------

                                                SCHEDULE  A
                                                As of January 1, 1997

         REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN
                             SCHEDULE OF EMPLOYERS

American Crew, Inc.
Amerinail, Inc.
Applied Science & Technologies Inc.
Creative Nail Design, Inc.
General Wig Manufacturers, Inc.
North American Revsale Inc. (except direct pay beauty advisors and those field merchandisers who are not participants on January 1, 1994)
Prestige Fragrance & Cosmetics, Inc.
Realistic/Roux Professional Products Inc.
Revlon Consumer Corp.
Revlon Consumer Products Corporation
Revlon Government Sales, Inc.
Revlon, Inc.
Revlon Receivable Subsidiary, Inc.
RIROS Corporation
Roux Laboratories, Inc.

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



                                                SCHEDULE B
                                                As of January 1, 1997
        Profit Sharing Employers
Applied Science & Technologies Inc.             January 1, 1997
Realistic/Roux Professional Products Inc.       January 1, 1997
Revlon Consumer Corp.                           January 1, 1997
Revlon Consumer Products Corporation            January 1, 1997
Revlon Government Sales, Inc.                   January 1, 1997
Revlon, Inc.                                    January 1, 1997
RIROS Corporation                               January 1, 1997
Roux Laboratories, Inc.                         January 1, 1997

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

REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN
Participant Loan Program

      1. Participant Loans Authorized. Upon the application of a Participant at any time prior to the Participant's termination of employment, the Administrative Committee may, in its sole discretion, instruct the Trustee to make one or more loans to such Participant from the Trust Fund, effective as soon as practicable after the Administrative Committee shall receive such application (or in accordance with such other procedures as the Administrative Committee may prescribe); provided that such loan meets the requirements of this Program. Loans made pursuant to this Program and payments thereof, including loan expenses, as described below, shall be appropriately charged and credited against first, the Participant's Basic Account, second, his Pre-IPO Matching Contributions Account, third, the vested portion of his Post-IPO Matching Contributions Account and fourth, the vested portion of his Profit Sharing Contributions Account. The loan request shall be made on an Appropriate Form and within such time and pursuant to such manner as the Administrative Committee may prescribe. The Administrative Committee shall notify the Participant in writing within a reasonable time of the approval or denial of such loan request. If a Participant obtains a loan under this Program, his status as a Participant in the Plan and his rights with respect to his Plan benefits shall not be affected, except to the extent that the Participant has assigned his interests in his Accounts pursuant to Section 2. A Participant taking a loan pursuant to this Program shall not be eligible to take another such loan more than once within any full twelve (12) calendar month period following the date that such loan is approved; provided, however, that the Administrative Committee may adopt rules permitting more frequent loans, for example, where the Participant certifies in writing to the Administrative Committee that the loan proceeds are to be used to acquire a dwelling unit which, within a reasonable period of time, is to be used as the principal residence of such Participant. A Participant shall not be eligible to have more than two loans under this Program outstanding at any time. All loans shall be granted according to rules applicable to all participants on a uniform and nondiscriminatory basis.

      2. Loan Requirements. A loan shall not be made to a Participant pursuant to Section 1 unless such loan meets all of the following requirements:

            2.1 Amount. Such loan must be in an amount that is not less than one thousand dollars ($1,000), and not more than the lesser of (a) fifty thousand dollars ($50,000), or (b) fifty percent (50%) of the sum of the Participant's Basic Account and vested Pre-IPO Matching Contributions Account and Post-IPO Matching Contributions Account and vested Profit Sharing Contributions Account at the time of the loan. In determining the maximum amount of a loan under this Section 2.1, there shall be added to any loan amount requested, the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made over the outstanding balance on that date of all loans made to the Participant from this Plan and from all other "qualified employer plans" (as described in section 72(p)(4) of the Code) which are maintained by the Company or any Employer or Affiliate referred to in section 72(p)(2)(D) of the Code. If any outstanding balance of a loan (other than a loan made under this Program) is required to be taken into account under the preceding sentence, the value of the Participant's vested interest under the plan from which such loan was made shall also be taken into account under clause (b) of the first sentence of this Section 2.1.

            2.2 Adequate Security. Such loan must be adequately secured by an amount equal to fifty percent (50%) of the present value of the Participant's vested interest in the Plan at the time of the loan and such other or additional security as the Administrative Committee may in its sole discretion require. The loan shall be secured first by amounts in the Participant's Basic Account, second, by his Pre-IPO Matching Contributions Account, third, by his Post-IPO Matching Contributions Account and fourth, by his Profit Sharing Contributions Account.

            2.3 Interest. Such loan must bear interest, payable at annual intervals (or more frequent intervals, if the Administrative Committee so requires), at a reasonable rate as determined by the Investment Committee from time to time in a nondiscriminatory manner for such loans entered into for the relevant period and shall otherwise conform to the repayment terms set forth in this Program.

            2.4 Repayment Terms. The principal amount of any loan made pursuant to this Program must be payable upon the earlier of the following dates: (a) the expiration of a fixed term to be determined by the Administrative Committee but not to exceed five (5) years from the date of the loan, unless the Participant certifies in writing to the Administrative Committee that the loan proceeds are to be used to acquire a dwelling unit which, within a reasonable period of time, is to be used as the principal residence of such Participant, in which case, the loan shall be repaid over a period not to exceed ten years from the date of such loan; and (b) the date on which distribution is made or otherwise commences following the Participant's Termination of Employment. Such repayment shall be made in substantially level installments of principal and interest which the Participant shall authorize to be paid, to the extent practicable, by payroll deductions, which payroll deductions shall not exceed 15% of the Participant's salary per pay period. Notwithstanding the foregoing, a Participant shall have the right to repay all of such principal and/or interest amount without penalty at any time. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

            2.5 Promissory Note and Loan Agreement. A loan granted pursuant to this Program shall be evidenced by a promissory note as contained in an Appropriate Form executed by the Participant and containing such terms and provisions as the Committees shall determine. Such loan must also be made pursuant to a loan agreement executed by the Participant on an Appropriate Form containing such terms and provisions as the Committees shall determine. The occurrence of any event of default under the loan note shall entitle the Trustee of the Plan to reduce the balance of the Participant's Accounts up to the amount of the Plan's security interest therein. The loan note shall be an asset solely of the borrowing Participant's Accounts and interest on the loan shall be credited to his Accounts.

      3. Loan Expenses. Any fees, taxes, charges or other expenses (including without limitation any asset liquidation charge or similar extraordinary expense) incurred in connection with a loan shall be charged against the Accounts of the Participant obtaining such loan.

      4. Loan Fund. Prior to receiving the proceeds of a loan, the Participant shall direct that funds in an amount equal to the loan amount be transferred from the Participant's Accounts in which it is invested, in a proportion elected by the Participant, to a special loan fund established by the Investment Committee (consisting solely of that Participant's loans) established for purposes of disbursing the loan amount to the Participant. Any such transfer shall be disregarded for purposes of any transfer limitations under Program of the Plan.

      5. Source of Funds. Any Participant who enters into an agreement to effect a Participant loan shall be deemed to have redesignated his existing Accounts balances in a manner similar to that provided for in Section 5.6 of the Plan, so that an amount equal to the initial amount of any such Participant loan is invested in the Participant's loan fund immediately coincident with the effective date of such Participant loan. Amounts redesignated in accordance with the preceding sentence shall be charged against each Investment Fund (to the extent available) that the Participant's Accounts are then invested in on a pro rata basis, except as the Participant may otherwise direct.

      6. Reallocation to Other Investment Funds. Payments of principal and interest on a Participant's loan shall be initially deposited in the Participant's loan fund for allocation to such Participant's Accounts and shall be reallocated as soon as administratively practicable following such deposit to such other Investment Fund or Funds as the Participant shall have then designated for investment of his Basic Account in accordance with the provisions of Section 5.4 of the Plan or as otherwise directed by the Participant.

      7. Suspension. Notwithstanding any other provision of this Plan, the Administrative Committee may suspend the authorization contained in this Program as to future Participant loans, provided, however that any such suspension shall not affect any Participant loan then outstanding.

      8. Compliance with Applicable Laws. The Committees shall take actions as they, upon the advice of counsel, may deem appropriate in order to assure full compliance with all applicable laws and regulations relating to Participant loans and the granting and repayment thereof.

      9. Loans Available on Nondiscriminatory Basis.

            (a) All loans made pursuant to this Program shall be made available to all Participants on a reasonably equivalent, nondiscriminatory basis.

            (b) Notwithstanding the preceding provisions of this Program, loans may be made to a Participant who is, at the time of the loan, both a former employee and a "party in interest" as defined in section 3(14) of ERISA with respect to the Plan. In the case of any such loan, the preceding provisions of this Program dealing with payment by payroll deduction and acceleration on termination of employment shall not be applicable. The provisions of this
Section 9(b) shall apply only if and to the extent required by ERISA section 408 or Code section 4975.

            (c) Loans shall not be made available to highly compensated employees (as defined in Code section 414(q)) in an amount greater than the amount made available to other employees.